Filed pursuant to Rule 424(b)(5)
Registration No. 333-226835
PROSPECTUS SUPPLEMENT
(To Prospectus dated August 14, 2018)

CO-DIAGNOSTICS, INC.

3,448,278 Shares of Common Stock

We are offering an aggregate of 3,448,278 shares of common stock, $0.001 par value per share to institutional accredited investors pursuant to this prospectus supplement and the accompanying base prospectus.

Our common stock is traded on the Nasdaq Capital Market under the symbol “CODX.” On January 23, 2020, the closing price of our common stock was $2.03 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement.

We retained H.C. Wainwright & Co., LLC as our exclusive lead placement agent to use its reasonable best efforts to solicit offers to purchase the shares of common stock offered in this offering. The lead placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of shares of our common stock that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to closing this offering, the actual offering amount, placement agents fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth below. We have not arranged to place the funds from investors in an escrow, trust or similar account. We have agreed to pay the placements agent the fees set forth in the table below in connection with this offering, which assumes that we sell all of the shares of common stock we are offering hereby.

We expect that delivery of the shares of common stock being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about January 28, 2020.

As of January 23, 2020, the aggregate market value of our common stock held by non-affiliates, or our public float, was $31,660,136 based on a total number of 17,342,922 shares of common stock outstanding, of which 15,596,126 shares of common stock were held by non-affiliates, and a price of $2.03 per share, the closing price of our common stock on January 23, 2020. Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell the securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our unaffiliated common stock in any 12-month calendar period so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75 million. Following the sale of shares in this offering, we will have sold securities with an aggregate market value of $10,496,005.50 pursuant to General Instruction I.B.6. of Form S-3 during the 12-month calendar period that ends on and includes the date hereof.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share of Common Stock	Total
Offering price	$1.450	$5,000,003.10
Placement agents fees to be paid by us (1)	$0.116	$400,000.25
Proceeds, before expenses, to us	$1.334	$4,600,002.85

(1)	We have also agreed to reimburse the lead placement agent $50,000 for non-accountable expenses and $12,900 for clearing expenses. For additional information about the compensation paid to the placement agents, see “Plan of Distribution.”

Exclusive Lead Placement Agent

H.C. Wainwright & Co.

Co-Placement Agent

Maxim Group LLC

The date of this prospectus supplement is January 23, 2020.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

Unless the context requires otherwise, in this prospectus supplement and the accompanying prospectus the terms “Co-Diagnostics,” “the Company,” “we,” “us,” “our” and similar names refer to Co-Diagnostics, Inc., a Utah corporation.

This prospectus supplement and the accompanying prospectus relate to the offering of shares of our common stock. Before buying any of the shares of common stock offered hereby, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.” These documents contain important information that you should consider when making your investment decision. This prospectus supplement contains information about the common stock and may add, update or change information in the accompanying prospectus.

You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor any of our affiliates have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making offers to sell or solicitations to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement and the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, or any sale of a security.

This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus. The second part, the prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements under Section 21E of the Exchange Act and other federal securities laws that are subject to a number of risks and uncertainties, many of which are beyond our control including without limitation the following: (i) our plans, strategies, objectives, expectations and intentions are subject to change at any time at our discretion; (ii) our plans and results of operations will be affected by our ability to manage growth; and (iii) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission (the “Commission” or “SEC”).

In some cases, you can identify forward-looking statements by terminology such as “may,’’ “will,’’ “should,’’ “could,’’ “expects,’’ “plans,’’ “intends,’’ “anticipates,’’ “believes,’’ “estimates,’’ “predicts,’’ “seeks,” “potential,’’ or “continue’’ or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements.

These forward-looking statements are made only as of the date hereof. We are under no duty to update or revise any of these forward-looking statements after the date of this report or to provide any assurance with respect to future performance or results. You are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements and should read this report thoroughly with the understanding that the actual results may differ materially from those set forth in the forward-looking statements for many reasons, including, without limitation, unforeseen events beyond management’s control and assumptions that prove to be inaccurate or unfounded. The following list of examples, while not exclusive or exhaustive, includes some of the many possible unforeseen developments that may cause actual results to differ from anticipated or desired results:

●	the results of clinical trials and the regulatory approval process;
●	our ability to raise capital to fund continuing operations;
●	market acceptance of any products that may be approved for commercialization;
●	our ability to protect our intellectual property rights;
●	the impact of any infringement actions or other litigation brought against us;
●	competition from other providers and products;
●	our ability to develop and commercialize new and improved products and services;
●	changes in government regulation;
●	our ability to complete capital raising transactions;
●	and other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations.

As used in this prospectus supplement and the accompanying prospectus, the terms “we”, “us”, “our”, and “Co-Diagnostics” mean Co-Diagnostics, Inc., a Utah corporation and its consolidated subsidiaries (the “Company”), unless otherwise indicated.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus and our consolidated financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before you decide to invest in our securities, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Business Overview

Co-Diagnostics, Inc., a Utah corporation, is a molecular diagnostics company that has developed, and intends to sell molecular diagnostic technology such as lab systems (which we refer to as the “MDx device”) and manufacture and sell reagents used for tests that are designed using the detection and/or analysis of nucleic acid molecules (DNA or RNA). We will also use our proprietary technology to design specific tests to locate genetic markers for use in industries other than infectious disease and license the use of those tests to specific customers.

Our scientists use the complex mathematics of DNA test design, to “engineer” a DNA test and to automate algorithms that rapidly screen millions of possible options on a DNA target strain to pinpoint the optimum design. Dr. Satterfield developed our intellectual property consisting of the predictive mathematical algorithms and proprietary reagents used in the testing process, which together represent a major advance in Polymerase Chain Reaction (“PCR”) testing systems. CDI’s technologies are now protected by seven granted or pending US patents, as well as certain trade secrets. Our platform allows us to avoid paying existing patent royalties required by other PCR test systems, which has the potential of allowing CDI to sell diagnostic tests at a lower cost than competitors, while generating a profit margin.

We may either sell or lease our portable labs to existing diagnostic centers, through sale or lease agreements, and sell reagents used in our proprietary tests.

We designed our tests by identifying the optimal locations on the target gene for amplification and paired the location with the optimized primer and probe structure to achieve outputs that meet the design input requirements identified from market research. This is done by following planned and documented processes, procedures and testing. In other words, the data resulting from our tests verify that we succeeded in designing what we intended to at the outset. Verification is a series of testing that concludes that the product is ready to proceed to validation in a clinical evaluation setting using initial production tests to confirm that the product as designed meets the user needs.

CDI’s diagnostics systems enable very rapid, low-cost, sophisticated molecular testing for organisms and genetic diseases by greatly automating historically complex procedures in both the development and administration of tests. CDI’s newest technical advance involves a novel approach to PCR test design (cooperative primers) that eliminates one of the key vexing issues of PCR amplification, the exponential growth of primer-dimer pairs (false positives and false negatives) which adversely interferes with identification of the target DNA.

Using its proprietary test design system and proprietary reagents, CDI will design and sell PCR diagnostic tests for diseases and pathogens starting with tests for tuberculosis, a drug resistant tuberculosis test, hepatitis B and C, Malaria, dengue, HIV and Zika virus, all of which tests have been designed and verified in CDI’s laboratory.

Recent Developments

On January 23, 2020, we announced the completion of the principle design work for a PCR screening test for new coronavirus, 2019-nCoV, intended to address potential need for detection of the virus. An outbreak of respiratory illness caused by the pneumonia-like 2019-nCoV has spread rapidly over the past two weeks, after first being discovered in the Chinese city of Wuhan on December 31, 2019. China confirmed human-to-human transmission of the virus and the United States announced the first infection in this country, detected in a traveler returning from Wuhan. The new test features the Company’s patented CoPrimer™ technology, and was designed using its proprietary software system, following the guidelines published by the World Health Organization and Centers for Disease Control.

Product Offering

Caribbean and Central and South America

Our initial sales will be to entities within the Caribbean Public Health Agency Members States (Anguilla, Antigua and Barbuda, Aruba, Bahamas, Barbados, Belize, Bermuda, BES Islands, British Virgin Islands, Cayman Islands, Curacao, Dominica, Grenada, Haiti, Guyana, Jamaica, Montserrat, Saint Kitts and Nevis, Saint Lucia, St Maarten, Saint Vincent and the Grenadines, Suriname, Trinidad and Tobago, Turks and Caicos Islands).

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In some of these countries, there are no regulatory hurdles and we can start offering our tests immediately. The U.S. Food and Drug Administration (FDA) has granted permission for us to export certain of our tests. The FDA’s permission to export was granted under Section 801 (e) of the Federal Food, Drug, and Cosmetic Act, as amended (the “FDC Act”). Section 801 (e) of the Act covers certain medical devices that have not yet received an approved Premarket Approval in the United States by the FDA, such as our products. Section 801 (e) applies to medical devices that are acceptable to the importing country and that are manufactured under the FDA’s Good Manufacturing Practices.

We will first offer our Zika test in this region because of the demand for such test followed quickly by tests for tuberculosis, hepatitis B and C, dengue then our full range of tests.

India

We have entered into an agreement to manufacture diagnostics tests for seven infectious diseases with a pharmaceutical manufacturing company in India. The agreement provides for the manufacture of the tests named above and the joint sales and marketing of those tests in India.

In December 2019, we announced that CoSara Diagnostics Pvt Ltd (“CoSara,” or the “JV”), our joint venture for manufacturing, obtained regulatory clearance for five tests to be manufactured and sold as in vitro diagnostics (“IVDs”) from their facility in Ranoli India.

The tests for Mycobacterium tuberculosis, malaria, hepatitis B, hepatitis C and human papillomavirus (HPV) met the requirements of the Central Drug Standard Control Organization (“CDSCO”) Medical Device Rules (MDR) 2017, File no. 29/Misc./3/2017-DC (292), to be manufactured and sold as IVDs. CDSCO approval was granted following the completion of the CoSara manufacturing facility and a comprehensive inspection of the location, presentation of the technology, quality system, procedures, product validation data and performance evaluation by an independent NABL & CAP accredited laboratory. The licenses and regulatory clearance allow CoSara for the first time to manufacture and sell the tests for the detection of the respective pathogens and microorganisms.

CoSara distributors have begun taking pre-orders for the five IVDs. The JV has the exclusive manufacturing rights in India for the complete menu of our infectious disease molecular diagnostics kits, designed by us using our patented CoPrimer™ technology platform. Additional tests which are expected to be submitted to the CDSCO for approval consist of those for drug-resistant tuberculosis, HIV and more, including a multiplexed panel specifically for blood-bank screening.

Since the tests will be conducted in India on Indian citizens, no FDA approval or inspection will be required.

India is the country with the highest burden of tuberculosis. According to the World Health Organization (WHO) tuberculosis statistics for India for 2015 give an estimated incidence figure of 2.2 million cases of tuberculosis for India out of a global incidence of 9.6 million. The tuberculosis incidence for India is the number of new cases of active tuberculosis disease in India during a certain time period (usually a year).

Europe

Most molecular tests, such as our tests, are governed in Europe by the framework for in vitro diagnostics (IVDs), which encompasses diagnostic products such as reagents, instruments and systems intended for use in diagnosis of disease. The regulatory system for IVDs is built largely on a self-certification procedure, placing a heavy responsibility on manufacturers. Examples of current obligations include having in place a qualitative manufacturing process, user instructions that are clear and fit for purpose, ensuring that the ‘physical’ features of devices and diagnostics do not pose any danger. If a product fulfills these and other related control requirements, it may be CE-marked as an indication that the product is compliant with EU legislation and sold in the European Union.

We have received ISO 13485 certification relating to the design and manufacture of our medical device products. The ISO certification indicates that we meet the standards required to self-certify certain of our products and affix a CE marking for sales of our products in countries accepting the CE marking (not in the United States) with only minimal further governmental approvals in each country. Our Zika and tuberculosis tests were CE-marked in 2018 and our first multiplex test (Zika, Dengue, and Chikungunya) was CE-marked in 2019. We estimate the remaining costs for CE-marks to be approximately $100,000.

United States

We do not anticipate offering our tests in the United States in the near future. We believe, however, our tests may be able to qualify as Laboratory Developed Tests (LDT’s), diagnostic tests that are developed and manufactured by CLIA certified laboratories. These tests are developed by the lab for use only in that laboratory. CLIA laboratories develop the performance characteristics, perform the analytical validation for their LDT’s and obtain licenses to offer them as diagnostic services. The FDA has publicly announced its intention to regulate certain LDTs in a phased-in approach, but draft guidance that was published a couple of years ago was withdrawn at the end of the Obama administration and replaced by an informal non-enforceable discussion paper reflecting some of the feedback that it received on LDT regulation.

Vector Testing

In July 2019, we announced that the product launch of our Vector Smart™ NAM test, used to identify the presence of West Nile virus, St. Louis encephalitis, and western equine encephalitis in mosquito populations. Diseases like West Nile virus are carried across the continent by migratory birds or other vectors, and are then transmitted to humans or livestock by mosquitoes. In October 2019, we announced that the product launch of our Vector Smart™ ZDC test, used to identify the presence of Zika, dengue, and chikungunya in mosquito populations, in response to demand from domestic and foreign markets. The Vector Smart ZDC multiplex test was created following requests from mosquito abatement districts and ministries of health throughout North America, Latin America and the Caribbean for a test that can accurately identify Zika, dengue and chikungunya, but which is tailored specifically for mosquito populations. In December 2019, we announced the launch of our Vector Smart™ NAM-e which also detects the eastern equine encephalitis (EEE) virus among mosquito populations,

Mosquito populations are tested, monitored, and controlled by over 1,000 MADs (mosquito abatement districts, publicly funded departments at the city, county, and state level) in North America. We have been presenting our mosquito screening products to MADs at vector control conferences across the country in 2019. Revenue from the Company’s mosquito abatement vertical began earlier in 2019.

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Market Opportunity

The molecular diagnostics market is a fast-growing portion of the in vitro (test tube-based, controlled environment) diagnostics market. There are several advantages of molecular tests over other forms of diagnostic testing, which include higher sensitivities, the ability to perform multiplex tests and the ability to test for drug resistance or individual genes.

Intellectual Property Protection

Because much of our future success and value depends on our proprietary technology, our patent and intellectual property strategy is of critical importance. Five of our initial U.S. patents related to our technology have been granted by the U.S. Patent and Trademark Office, PTO or foreign jurisdiction, including the patent for our cooperative primers, probes, and applications thereof (CoPrimers), which represents our most significant technological advance. As of December 31, 2019, we had two additional patents pending in the U.S. and foreign counterpart applications. Two of our issued patents expire in 2034 one in 2036, and the patent for Co-Primers in 2038.

We have identified additional applications of the technology, which represent potential patents that further define specific applications of the processes that are covered by the original patents. We intend to continue building our intellectual property portfolio as development continues and resources are available.

We have copyrighted our development software that can be used by any lab or developer to develop diagnostic tests based on our technology.

Competitive Advantages of Co-Diagnostics

We believe that we have the following competitive advantages:

●	Affordability: Lower-cost test kits and low-cost MDx-device.
●	Flexibility: CDI’s tests have been designed to run on many vendors’ DNA diagnostic testing machines. These tests are particularly well suited to the new generation of “lab-on-a-chip” and “point-of-care” (“LOC and POC”), highly portable analysis machinery for field, clinic and office applications.
●	Speed: We believe our rapid assay design system software provides shorter time to product release.
●	Accuracy: We believe our tests are more accurate than competitors’ and can detect more strains of viruses.
●	Exclusivity: CDI owns all patents and all intellectual property used in preparation of its tests.
●	Personalized Medicine: We project that rising health care costs in developed and developing nations will increasingly require that health care systems be patient-specific to eliminate waste, misdiagnoses, and ineffectiveness. A critical component will be accurate, more affordable DNA-based diagnostics, which CDI plans to offer.
●	Low-cost Provider: We plan to keep our overhead low. Its platform technology obviates the need to pay patent royalties typically required of its competitors, which use patented test platforms to design their tests.
●	Worldwide Footprint: With a dynamic technology that encompasses markets worldwide, we anticipate that it can identify the best target markets, not only in high burden developing countries (HBDC’s) but also in developed nations.
●	Growth Industry Category: We believe that DNA testing is the fastest-growing segment of in-vitro diagnostic testing.
●	Combination Product Offering: CDI’s ultra-sensitive tests can be a well-designed match for a new generation of handheld and other small point-of-care devices now entering the market. Used together, these affordable tests and devices may revolutionize the molecular diagnostics industry in cost, speed of test results and simplification.
●	Multi-plexing: Our initial development efforts have demonstrated that our Co-Primer designed tests will be able to test for multiple targets in the same sample without the distortion caused by false negatives and false positives that generally occur in multiplexed tests.

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Liquid Biopsy for Cancer Screening

The development of the liquid biopsy test will spur low-cost testing in many developing countries. We believe that our liquid biopsy cancer screening shall be ready for testing in 2019 if we have sufficient development resources to dedicate to the project. Medical applications of our SNP detection technology can determine the presence of cancer cells or cell-free genetic material in a liquid or tissue biopsy, and to determine the distinct type of cancer involved. A real-life example of this includes being able to identify specific mutation(s) in genes linked to breast cancer in order to determine a patient’s prognosis, initiate the most effective and affordable treatment and to determine whether chemotherapy is necessary.

Our technology has for all practical purposes essentially eliminated, primer-dimers, which opens up some very unique applications for liquid biopsy for cancer detection. Our ability to multiplex the reaction in testing for several DNA targets allows technicians to detect multiple cancers as free-circulating DNA fragments or whole cells in a blood sample at the same time.

In July 2019, we announced favorable results of a study to detect cancer mutations using our patented CoPrimer™ technology, with applications in liquid biopsy and companion diagnostic tests. Unlike invasive and more expensive tissue biopsies, liquid biopsies identify traces of cancer in a simple blood draw. Our study, performed on circulating free DNA (cfDNA) reference materials, demonstrated highly specific detection of the ten mutations associated with non-small cell lung cancer (NSCLC), reliably and successfully distinguishing the genes with mutations from those without. The CoPrimer-based polymerase chain reaction (PCR) test was also shown to be highly sensitive, identifying the NSCLC genes at the lowest possible percentage available with the reference material. PCR-based liquid biopsy tests are simpler and more affordable compared to other methods of monitoring cancer patients, such as whole-body imaging, although relatively few blood tests are currently available. The results of our study also confirm the usefulness of the CoPrimer platform as a cancer treatment companion diagnostic, to monitor treatment response and provide early detection of drug resistance mutations.

Agricultural Applications

SNP detection is also used in the agricultural industry to identify variations in crop genomes to achieve improved seed viability and other desired characteristics, including drought resistance, disease resistance, pest resistance and higher yield.

In mid-2017, we were first approached by a large agribusiness to evaluate our ability to multiplex certain target genomes. The results of the development project have been to successfully demonstrate our ability to not only multiplex the target genomes, but targeted SNP’s as well. The project was undertaken in conjunction with the manufacturer of our CoPrimer tests. The results of the project resulted in the parent of our manufacturer to enter into a world-wide exclusive licensing arrangement for our CoPrimers in ag-bio industry. The resulting product was introduced at a major agricultural conference in January 2019 and will be marketed with the licensee’s master mix products sold throughout the world.

In September 2019, LGC, Biosearch Technologies (“LGC”), a global leader in the design, development, and manufacture of sophisticated, custom oligonucleotide-based tools and associated reagents for applied markets, announced an expansion of their license agreement related to the use of our CoPrimer™ technology. The expanded license includes additional research applications not previously covered by the existing agreement. Products sold under the expanded license will be marketed, sold, and distributed by LGC, whose footprint covers over 200 countries. We anticipate additional revenue from future commercialization of the CoPrimer research products developed by LGC customers outside of AgBio applications.

Additional Licensing and Assay Development

In addition, the unique properties of our CoPrimer technology make them ideally suited to a variety of applications where sensitivity is key to optimal results, including multiplexing several targets, enhanced SNP detection, and enrichment for next-gen sequencing. Because of these unique characteristics of CoPrimers, research companies and institutions have requested that we design diagnostics to locate and identify uncommon gene sequences and SNPs and create tests for the target sequences in a multiplexed reaction. This application of our technology is in its beginning stages, but we believe that the results from our initial research indicate a significant step forward in defining the capabilities of our technology, which we believe can be translated to revenue-producing licensing arrangements.

Preferred Stock

On December 27, 2018, at our annual meeting, our stockholders approved an amendment to our Articles of Incorporation to authorize 5,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). The Preferred Stock may be issued from time to time in one or more series. Our Board of Directors (the “Board of Directors”) is hereby expressly authorized to provide for the issue of any or all of the unissued and undesignated shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by law.

Series A Convertible Preferred Stock

On January 30, 2019, our Board of Directors approved a Certificate of Designation, which was filed with the Secretary of State of the State of Utah (the “Certificate of Designation”), which established 30,000 shares of the Series A Convertible Preferred Stock, par value $0.001 per share, having such designations, rights and preferences as set forth in the Certificate of Designation, as determined by our Board of Directors in its sole discretion, in accordance with our Certificate of Incorporation, as Amended, and its Bylaws.

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The shares of Series A Preferred Stock have a stated value of $100 per share, or $3,000,000 in the aggregate, and are convertible into Common Stock at $1.20 per share, equal to 2,500,000 shares of Common Stock. The Series A Convertible Preferred Stock does not accrue dividends and shall only be paid a dividend upon payment of a dividend to holders of Common Stock. The shares of Series A Convertible Preferred Stock are not subject to any adjustments or resets pursuant to the terms thereof. The holders of the Series A Convertible Preferred Stock have not been granted any registration rights. The holders of shares of Series A Preferred Stock shall not be entitled to vote, as a separate class or otherwise on any matter, and their consent shall not be required for any corporate action.

Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the shares of Series A Preferred Stock shall be entitled, before any distributions shall be made to the holders of the Common Stock, or any other class or series of our capital stock, to be paid an amount per share equal to the stated value.

Further, on January 30, 2019, we entered into a securities purchase agreement (the “Preferred Purchase Agreement”) with two investors (the “Preferred Investors”), whereby the Preferred Investors purchased from us 30,000 shares of the Series A Convertible Preferred Stock (the “Series A Preferred Stock”) for an aggregate purchase price of $3.0 million (the “Purchase Price”).

The Purchase Price was paid by the Preferred Investors with $1.0 million in cash and the conversion of a $2.0 million note owed by the Company to one of the Preferred Investors into shares of Series A Preferred Stock. The Preferred Investors may not convert the Series A Preferred Stock to the extent that such conversion would result in beneficial ownership by the Preferred Investors and their affiliates of more than 4.99% of our issued and outstanding Common Stock. The Preferred Purchase Agreement contains certain representations, warranties, covenants, and events of default. The Closing occurred on January 30, 2019.

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THE OFFERING

Issuer	Co-Diagnostics, Inc.

Securities offered by us	3,448,278 shares of common stock. Each share of common stock is being sold at a price of $1.45.

Common stock outstanding immediately prior to this offering(1)	17,342,922 shares.

Common stock to be outstanding immediately after this offering(1)	20,791,200 shares.

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $4,537,000, after deducting placement agents fees and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for expansion of existing initiatives in the infectious disease testing and agrigenomics verticals, to further develop and commercialize applications of its technology in the growing liquid biopsy and next-gen sequencing markets, to expand its sales efforts, and for working capital and other general corporate purposes. See “Use of Proceeds.”

Risk factors	Investing in our common stock involves a high degree of risk, and the purchasers of our common stock may lose all or part of their investment. Before deciding to invest in our securities, please carefully read the section entitled “Risk Factors,” and the accompanying prospectus.

Nasdaq trading symbol	CODX

(1)	This number is based on 17,342,922 shares outstanding as of January 9, 2020, which excludes as of such date (i) 983,535 shares that may be issued upon the exercise of outstanding warrants, with a weighted average exercise price of $2.73 per share, (ii) 2,021,817 shares that may be issued upon the exercise of outstanding options and (iii) 2,133,333 shares that may be issued upon the conversion of Series A Convertible Preferred Stock.

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RISK FACTORS

Our business is subject to many risks and uncertainties, which may affect our future financial performance. If any of the events or circumstances described below occur, our business and financial performance could be adversely affected, our actual results could differ materially from our expectations, and the price of our stock could decline. The risks and uncertainties discussed below are not the only ones we face. There may be additional risks and uncertainties not currently known to us or that we currently do not believe are material that may adversely affect our business and financial performance. You should carefully consider the risks described below, together with all other information included in this prospectus including our financial statements and related notes, before making an investment decision. The statements contained in this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and investors in our securities may lose all or part of their investment.

Risks Related to Our Business and Industry

We have a limited commercial history upon which to base our prospects, have not generated revenues or profits and do not expect to generate profits for the foreseeable future. We may never achieve or sustain profitability.

We began operations in April 2013, and we have a limited operating history. We have not earned significant revenue to date and do not expect to earn significant revenue in the near future. We had a net loss of $1.7 million for the nine months ended September 30, 2019 and a net loss of $6.3 million and $7.0 million in the years ended December 31, 2018 and December 31, 2017, respectively. Our accumulated deficit was $23.1 million as of September 30, 2019 and $18.7 million and $12.4 million as of December 31, 2018 and December 31, 2017, respectively. Potential investors should be aware of the difficulties normally encountered by a new enterprise, many of which are beyond our control, including substantial risks and expenses in the course of developing new diagnostic tests, establishing or entering new markets, organizing operations and marketing procedures. The likelihood of our success must be considered in light of these risks, expenses, complications and delays, and the competitive environment in which we operate. There is, therefore, nothing at this time upon which to base an assumption that our business plan will prove successful, and we may not be able to generate significant revenue, raise additional capital or operate profitably. We will continue to encounter risks and difficulties frequently experienced by early commercial stage companies, including scaling up our infrastructure and headcount, and may encounter unforeseen expenses, difficulties or delays in connection with our growth. In addition, as a result of the start-up nature of our business, we can be expected to continue to sustain substantial operating expenses without generating sufficient revenues to cover expenditures. As discussed in Note 1 to the audited condensed financial statements and elsewhere in this Form S-3, our recurring operating losses from operations and our need for additional sources of capital to fund our ongoing operations raise substantial doubt about our ability to continue as a going concern. Any investment in our company is therefore highly speculative and could result in the loss of your entire investment.

Our near-term success is dependent upon our ability to commence sales of our tests.

Our success will depend, in part, upon our ability to commence sales of our tests. Attracting new customers and distribution networks requires substantial time and expense. Any failure to initiate sales of our tests to validate our platform would adversely affect our operating results. Many factors could affect the market acceptance and commercial success of our diagnostic tests, including:

●	our ability to convince our potential customers of the advantages and economic value of our tests over competing technologies and diagnostic tests;
●	the breadth of our test menu relative to competitors;
●	changes to policies, procedures or currently accepted best practices in clinical diagnostic testing;
●	the extent and success of our marketing and sales efforts; and
●	our ability to manufacture in quantity our commercial diagnostic tests and meet demand in a timely fashion.

S-9

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We intend to use the net proceeds from this offering for expansion of existing initiatives in the infectious disease testing and agrigenomics verticals, to further develop and commercialize applications of its technology in the growing liquid biopsy and next-gen sequencing markets, to expand its sales efforts, and for working capital and other general corporate purposes. Our management, however, will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds.” Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management may not apply our cash from this offering in ways that ultimately increase the value of any investment in our securities or enhance stockholder value. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply our cash in ways that enhance stockholder value, we may fail to achieve expected financial results, which may result in a decline in the price of our shares of common stock, and, therefore, may negatively impact our ability to raise capital, invest in or expand our business, acquire additional products or licenses, commercialize our diagnostic tests, or continue our operations.

Risks Related to Owning our Common Stock and Other Securities

The price of our common stock may fluctuate substantially.

The market price of our common stock may be subject to wide fluctuation in response to various factors, some of which are beyond our control. Some factors that may cause the market price of our common stock to fluctuate, in addition to the other risks mentioned in this “Risk Factors” section and elsewhere in this prospectus, are:

●	sales of our common stock by our stockholders, executives, and directors;
●	our ability to enter new markets;
●	actual or un-anticipated fluctuations in our annual and quarterly financial results;
●	our ability to obtain financings to continue and expand our commercial activities, expand our manufacturing operations, conduct research and development activities including, but not limited to, human clinical trials, and other business activities;
●	our ability to secure resources and the necessary personnel to continue and expand our commercial activities, develop additional diagnostic tests, conduct clinical trials and gain approval for our diagnostic tests on our desired schedule;
●	commencement, enrollment or results of our clinical trials of our diagnostic tests or any future clinical trials we may conduct;
●	changes in the development status of our diagnostic tests;
●	any delays or adverse developments or perceived adverse developments with respect to review by the FDA or other similar foreign regulatory authorities of our planned clinical trials;
●	any delay in our submission for studies or test approvals or adverse regulatory decisions, including failure to receive regulatory approval for our diagnostic tests;
●	our announcements or our competitors’ announcements regarding new tests, enhancements, significant contracts, acquisitions or strategic investments;
●	failures to meet external expectations or management guidance;
●	changes in our capital structure or dividend policy, including as a result of future issuances of securities and sales of large blocks of common stock by our stockholders;
●	announcements and events surrounding financing efforts, including debt and equity securities;
●	competition from existing technologies and diagnostic tests or new technologies and diagnostic tests that may emerge;
●	announcements of acquisitions, partnerships, collaborations, joint ventures, new diagnostic tests, capital commitments, or other events by us or our competitors;

S-10

●	changes in general economic, political and market conditions in any of the regions in which we conduct our business;
●	changes in industry conditions or perceptions;
●	changes in valuations of similar companies or groups of companies;
●	analyst research reports, recommendations and changes in recommendations, price targets and withdrawals of coverage;
●	departures and additions of key personnel;
●	disputes and litigations related to intellectual properties, proprietary rights, and contractual obligations;
●	changes in applicable laws, rules, regulations, or accounting practices and other dynamics;
●	actions taken by our principal stockholders and release or expiry of lockup or other transfer restrictions; and
●	other events or factors, many of which may be out of our control.

In addition, if the market for stocks in our industry or industries related to our industry, or the stock market in general, experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition and results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

You may experience immediate and substantial dilution in the book value per share of any common stock you receive in this offering.

The purchase price per share in this offering is substantially higher than the net tangible book value per share of our common stock, and, therefore, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. The exercise of outstanding stock options and warrants would result in further dilution of your investment. See the section entitled “Dilution” for a more detailed illustration of the dilution you would incur if you participate in this offering. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.

Future sales of our common stock in the public market may cause our stock price to decline and impair our ability to raise future capital through the sale of our equity securities.

There are a substantial number of shares of our common stock held by stockholders who owned shares of our capital stock prior to our initial public offering that may be able to sell in the public market. Sales by such stockholders of a substantial number of shares could significantly reduce the market price of our common stock.

Shares issued by us upon exercise of options granted under our equity plan will be eligible for sale in the public market. If any of these holders cause a large number of securities to be sold in the public market, the sales could reduce the trading price of our common stock. These sales also could impede our ability to raise capital in the future.

On January 18, 2019, Bentley Rothschild Financial LLC (“Bentley”) filed a Schedule 13G claiming it was the owner of 1,134,897 shares of our common stock. Bentley purportedly obtained the shares as a result of a Second Addendum, dated December 4, 2018 (“Second Addendum”) to a Master Loan Agreement, dated April 2, 2018 (the “Master Loan Agreement”), between Dr. Brent Satterfield, our Chief Science Officer and one of our directors, and America 2030 Capital (“America 2030” and, together with Bentley, the “Lenders”). The Master Loan Agreement purported to be a loan agreement that required Dr. Satterfield to pledge his 2,269,795 shares of our common stock, which Dr. Satterfield did by transferring the 2,269,795 shares of common stock evenly between Bentley and America 2030 as required by the Second Addendum. Dr. Satterfield received approximately $66,000 from the Lenders. After America 2030 presented a legal opinion to our transfer agent, the transfer agent transferred 1,134,898 shares of our common stock to a brokerage account for America 2030. We estimate that America 2030 sold approximately 900,000 shares of our common stock. Dr. Satterfield filed an action in the Supreme Court of the State of New York (New York County) and obtained a preliminary injunction against America 2030, Bentley, and our transfer agent (Index no. 650311/2019). Dr. Satterfield believes the shares were sold wrongfully by America 2030 as part of a fraudulent scheme. The Lenders may, however, sell the shares obtained from Dr. Satterfield which may reduce the price of our common stock.

Our management might apply the net proceeds from this offering in ways with which you do not agree and in ways that may impair the value of your investment.

Our management has broad discretion as to the use of these proceeds and you will be relying on the judgment of our management regarding the application of these proceeds. We might apply these proceeds in ways with which you do not agree, or in ways that do not yield a favorable return. If our management applies these proceeds in a manner that does not yield a significant return, if any, on our investment of these net proceeds, it could compromise our ability to pursue our growth strategy and adversely affect the market price of our common stock.

S-11

DIVIDEND POLICY

Holders of our common stock are entitled to receive dividends as may be declared from time to time by our Board. We have not paid any cash dividends since inception on our common stock and do not anticipate paying any in the foreseeable future. Our current policy is to retain earnings, if any, for use in our operations.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting placement agents fees and offering expenses, will be approximately $4,537,000 assuming all offered shares are sold at an offering price of $1.45 per share.

We intend to use the net proceeds from this offering primarily for expansion of existing initiatives in the infectious disease testing and agrigenomics verticals, to further develop and commercialize applications of its technology in the growing liquid biopsy and next-gen sequencing markets, to expand its sales efforts, and for working capital and other general corporate purposes.

We have not determined the amounts we plan to spend on any specific purpose or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we intend to invest the net proceeds to us from this offering in a variety of capital preservation investments, including short-term, investment-grade and interest-bearing instruments.

S-12

DILUTION

The net tangible book value of our common stock on September 30, 2019 was approximately $3,333,995, or approximately $0.19 per share, based on 17,336,922 shares of our common stock outstanding as of September 30, 2019. We calculate net tangible book value per share by subtracting our total liabilities from our total tangible assets and dividing the difference by the number of outstanding shares of our common stock. Dilution in net tangible book value per share to the new investors represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the net tangible book value per share of our common stock immediately afterwards.

The investors participating in this offering will incur immediate and significant dilution. After giving effect to the issuance and sale of shares of our common stock in this offering, at an offering price of $1.45 per share of our common stock, after deducting the placement agents fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2019 would have been approximately $7.87 million, or approximately $0.38 per share of our common stock.

This represents an immediate increase in net tangible book value of approximately $0.21 per share to existing stockholders and immediate dilution in net tangible book value of $1.09 per share to the new investors purchasing our common stock in this offering at the offering price.

The following table illustrates this per share dilution:

Offering price per share of common stock		$1.45

Net tangible book value per share as of September 30, 2019	$0.19
Increase in net tangible book value per share attributable to this offering	$0.19
As adjusted net tangible book value per share as of January 28, 2020 after giving effect to this offering		$0.38

Dilution per share to the new investors in this offering		$1.07

S-13

PLAN OF DISTRIBUTION

H.C. Wainwright & Co., LLC, or the Placement Agent, has agreed to act as our exclusive lead Placement Agent in connection with this offering of our shares of common stock pursuant to this prospectus supplement and accompanying prospectus. Under the terms of an engagement agreement between us and the Placement Agent, the Placement Agent has agreed to be our exclusive Placement Agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our shares of common stock in this takedown from our shelf registration statement. The engagement agreement does not give rise to any commitment by the Placement Agent to purchase any of our shares of common stock.

We have entered into securities purchase agreements directly with certain institutional investors in connection with this offering, and we will only sell to institutional investors who have entered into securities purchase agreements.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and
●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Upon receipt of investor funds for the purchase of the shares of our common stock offered pursuant to this prospectus supplement, we will deliver the shares of common stock being issued to the investors electronically. We expect to deliver the shares of our common stock being offered pursuant to this prospectus supplement on or about February 4, 2019.

Fees and Offering Expenses

We agreed to pay the placement agents a cash fee equal to an aggregate fee equal to 8% of the gross proceeds received by us from the sale of the securities in the transactions. We also agreed to reimburse the Placement Agent $50,000 for non-accountable expenses and $12,900 for clearing expenses. The following table shows the offering price, placement agents fees and proceeds, before expenses, to us.

	Per Share of Common Stock	Total
Offering price	$1.450	$5,000,000.31
Placement agents fees to be paid by us	0.116	$400,000.02
Proceeds, before expenses, to us	1.334	$4,600,000.29

Maxim Group LLC acted as co-placement for this offering, however, it will not sell or offer to sell any shares of common stock and will not identify, solicit or engage directly with potential investors in connection with this offering. In addition, Maxim Group LLC will not purchase or distribute any of the offered shares of common stock or otherwise participate in any such undertaking.

Indemnification

We have agreed to indemnify the Placement Agent and specified other persons against some civil liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

S-14

Other Relationships

From time to time, the Placement Agent may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with Wainwright for any further services.

Principal Market

Our common stock is presently quoted on the Nasdaq Capital Markets marketplace under the trading symbol CODX.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us Carmel, Milazzo & DiChiara LLP of New York, New York.

EXPERTS

Haynie & Company LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 and 2017, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Haynie & Company LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

We also maintain a website at http://www.codiagnostics.com, through which you can access our SEC filings. The information contained on our website is not incorporated by reference into, and does not form any part of, this prospectus supplement or the accompanying prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3, including amendments, relating to the common stock offered by this prospectus supplement and the accompanying prospectus, which have been filed with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement. For further information about us and the common stock offered by this prospectus supplement and the accompanying prospectus we refer you to the registration statement and the exhibits and schedules which may be obtained as described above.

S-15

The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in the accompanying prospectus supersedes information incorporated by reference that we filed with the SEC before the date of the prospectus, and information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus or incorporated by reference. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus supplement have been sold; provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any current report on Form 8-K:

●	our annual report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 25, 2019;
●

Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019 as filed on November 12, 2019; Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019 as filed on August 14, 2019; Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, as filed on May 14, 2019; and

Periodic Reports on Form 8-K as filed on September 5, 2019, July 5, 2019, June 26, 2019, April 30, 2019, February 25, 2019, February 5, 2019, February 4, 2019, January 25, 2019, and January 3, 2019.

●

Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019 as filed on November 12, 2019; Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019 as filed on August 14, 2019; Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, as filed on May 14, 2019; and

Periodic Reports on Form 8-K as filed on September 5, 2019, July 5, 2019, June 26, 2019, April 30, 2019, February 25, 2019, February 5, 2019, February 4, 2019, January 25, 2019, and January 3, 2019.

●	our 2019 Proxy Statement and Annual Meeting (filed with the SEC on August 9, 2019); and

In accordance with Rule 402 of Regulation S-T, the XBRL related information in the exhibits to our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q will not be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act, except as will be expressly set forth by specific reference in such filing.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should call (801) 438-1036 or direct written requests to: Co-Diagnostics, Inc. (Attention: Investor Relations), 2401 S. Foothill Drive, Suite D, Salt Lake City, UT 84109.

You can also find these filings on our website at http://www.codiagnostics.com. We are not incorporating the information on our website other than these filings into this prospectus supplement.

S-16

PROSPECTUS

CO-DIAGNOSTICS, INC.

$25,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

UNITS

We may offer and sell the following securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings: common stock; preferred stock; warrants to purchase our securities, each of which may be convertible into equity securities; or units comprised of, or other combinations of, the foregoing securities.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus. Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.

Our common stock is quoted on the Nasdaq Capital Market under the symbol “CODX.” The last reported sale price of our common stock on The NASDAQ Capital Market on August 13, 2018 was $3.48 per share. The aggregate market value of our outstanding common stock held by non-affiliates is $24,381,200 based on 12,348,027 shares of outstanding common stock, of which 7,006,092 shares are held by non-affiliates, and a per share price of $3.48 which was the closing sale price of our common stock as quoted on the NASDAQ Capital Market on August 13, 2018. During the 12 calendar month period that ends on, and includes, the date of this prospectus, we have not offered and sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.

If we decide to seek a listing of any preferred stock, purchase contracts, warrants, subscriptions rights, depositary shares or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 9 and any risk factors in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement. We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is August 14, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $25,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

This prospectus contains, or incorporates by reference, trademarks, tradenames, service marks and service names of Co-Diagnostics Incorporated.

1

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein may contain forward looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long-term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC. The following discussion should be read in conjunction with the consolidated financial statements for the fiscal years ended December 31, 2017 and 2016 and notes incorporated by reference herein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

Any forward-looking statement you read in this prospectus, any prospectus supplement or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

2

OUR BUSINESS

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Information With Respect to the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

In this prospectus, “Co-Diagnostics,” “the Company,” “we,” “us,” and “our” refer to Co-Diagnostics, Inc. and its consolidated subsidiaries.

Business Overview

Co-Diagnostics is developing robust and innovative molecular tools for detection of infectious diseases, liquid biopsy for cancer screening, and agricultural applications.

Our diagnostics systems enable very rapid, low-cost, molecular testing for organisms and genetic diseases by automating historically complex procedures in both the development and administration of tests. CDI’s newest technical advance involves a novel approach to PCR test design (“Co-Primers”) that eliminates one of the key vexing issues of PCR amplification, the exponential growth of primer-dimer pairs (false positives and false negatives) which adversely interferes with identification of the target DNA.

Our proprietary molecular diagnostics technology is paving the way for innovation in disease detection and life sciences research through our enhanced detection of genetic material. Because we own our platform, we are able to accomplish this faster and more economically, allowing for wider margins while still positioning Co-Diagnostics to be a low-cost provider of molecular diagnostics and screening services.

Co-Diagnostics, Inc. (“Company,” or “CDI,”), a Utah corporation, is a molecular diagnostics company that has developed and intends to manufacture and sell reagents used for diagnostic tests that function via the detection and/or analysis of nucleic acid molecules (DNA or RNA). In connection with the sale of our tests we may sell diagnostic equipment from other manufacturers as self-contained lab systems (which we refer to as the “MDx device”).

In addition, continued development has demonstrated the unique properties of our Co-Primer technology that make them ideally suited to a variety of applications where specificity is key to optimal results, including multiplexing several targets, enhanced Single Nucleotide Polymorphism (“SNP”) detection and enrichment for next gen sequencing.

Dr. Brent Satterfield, our Chief Technology Officer, created the Company’s suite of intellectual properties. Our scientists were the first to understand the complex mathematics of DNA test design, to “engineer” a DNA test and to automate algorithms that rapidly screen millions of possible options to pinpoint the optimum design. Dr. Satterfield developed the Company’s intellectual property consisting of the predictive mathematical algorithms and proprietary reagents used in the testing process, which together represent a major advance in Polymerase Chain Reaction (“PCR”) testing systems. CDI technologies are now protected by five granted or pending US patents, as well as certain trade secrets and copyrights. Ownership of our proprietary platform permits us the advantage of avoiding payment of patent royalties required by other PCR test systems, which grants us the opportunity of selling diagnostic tests at a lower price than competitors, while generating a profit margin.

We may either sell or lease our portable labs to existing diagnostic centers, through sale or lease agreements, and sell the reagents that comprise our proprietary tests to those laboratories and testing facilities.

CDI’s low-cost system (pictured at right) uses CDI’s tests to diagnose tuberculosis, Zika, hepatitis B and C, Malaria, dengue and HIV, all of which tests have been designed and verified in CDI’s laboratory as explained below.

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We designed our tests by identifying the optimal locations on the target gene for amplification and paired the location with the optimized primer and probe structure to achieve outputs that meet the design input requirements identified from market research. This is done by following planned and documented processes, procedures and testing. In other words, the data resulting from our tests verify that we succeeded in designing what we intended to at the outset. Verification is a series of testing that concludes that the product is ready to proceed to validation in a clinical evaluation setting using initial production tests to confirm that the product as designed meets the user needs.

Using its proprietary test design system and proprietary reagents, CDI will design and sell PCR diagnostic tests for diseases and pathogens starting with tests for tuberculosis, a drug resistant tuberculosis test, hepatitis B and C, Malaria, dengue, HIV and Zika virus, all of which tests have been designed and verified in CDI’s laboratory. Our tuberculosis test received a CE Mark in July 2018 qualifying our test to be sold throughout the European community and in most countries in central and South America.

Infectious Disease Product Offering

We plan to manufacture molecular diagnostic tests for the following diseases in the following regions, to be sold along with the MDx device:

Timetable	Region	Tests
Current (revenues in the 2nd quarter in 2018)	Caribbean and Central and South America	Zika, Tuberculosis, Hepatitis B and C, Dengue
	India	Tuberculosis, Hepatitis B and C, Malaria, Dengue and HIV
2018-2019	European Union; Asia	Tuberculosis, Hepatitis B and C
2020-2025	United States	To be determined based on need and regulatory barriers

Caribbean and Central and South America

Our initial sales will be to entities within the Caribbean Public Health Agency Members States (Anguilla, Antigua and Barbuda, Aruba, Bahamas, Barbados, Belize, Bermuda, BES Islands, British Virgin Islands, Cayman Islands, Curacao, Dominica, Grenada, Haiti, Guyana, Jamaica, Montserrat, Saint Kitts and Nevis, Saint Lucia, St Maarten, Saint Vincent and the Grenadines, Suriname, Trinidad and Tobago, Turks and Caicos Islands).

In some of these countries, there are no regulatory hurdles and we can start offering our tests immediately. The U.S. Food and Drug Administration (FDA) has granted permission for us to export many of our products. The FDA’s permission to export was granted under Section 801 (e) of the Federal Food, Drug, and Cosmetic Act, as amended (the “FDC Act”). Section 801(e) of the FDA Act covers certain medical devices that have not yet received an approved Premarket Approval in the United States by the FDA, such as our products. We have not commenced any Premarket Approval steps with the FDA. Section 801(e) applies to medical devices that are acceptable to the importing country and that are manufactured under the FDA’s Good Manufacturing Practices.

We will first offer our Zika test in this region because of the demand for such test, followed quickly by tests for tuberculosis, hepatitis B and C, and dengue, then our full range of tests. Products will be manufactured for sale upon receipt of purchase orders from labs and hospitals.

India

The Company has entered into an agreement to manufacture diagnostics tests for seven infectious diseases with a pharmaceutical manufacturing company in India. The agreement provides for the manufacture of the tests named above and the joint sales and marketing of those tests in India. We have commenced with our joint venture partner to construct a plant that will be used for testing and manufacturing to service the Indian market. We believe that the plant will be completed and manufacturing activities will begin in the third quarter of 2018.

Since the tests will be conducted in India on Indian citizens, no FDA approval or inspection will be required. Certain Indian regulatory approval from the Central Drugs Standard Control Organization (CDSCO) must be acquired. We are engaging the services of an experienced consultant in India to help get us through this process. Research Use Only (RUO) reagents are able to be sold without requiring regulatory approval as long as they are labeled and designated as such. Tests for some of the targeted diseases are available for sale currently in India.

India is the country with the highest burden of tuberculosis. World Health Organization (WHO) tuberculosis statistics for India for 2015 give an estimated incidence figure of 2.2 million cases of tuberculosis for India out of a global incidence of 9.6 million. The tuberculosis incidence for India is the number of new cases of active tuberculosis disease in India during a certain time period (usually a year). We currently have a tuberculosis test and tuberculosis test that measures drug resistance to aid in more effective treatment.

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Europe

Molecular diagnostics, such as our tests, are governed in Europe by the framework for in vitro diagnostics (IVDs), which encompasses diagnostic products such as reagents, instruments and systems intended for use in diagnosis of disease. The regulatory system for IVDs is built largely on a self-certification procedure, placing heavy responsibility on manufacturers. Non self-certified products are subject to the same standards as self-certified products but are subject to audit and review by a notified body prior to receiving approval to be CE-marked. A CE-marking is a manufacturer’s declaration that a product meets the requirements of the applicable European Commission directive. Examples of current obligations include having in place a qualitative manufacturing process, user instructions that are clear and fit for purpose, ensuring that the ‘physical’ features of devices and diagnostics do not pose any danger. If a product fulfils these and other related control requirements, it may be CE-marked as an indication that the product is compliant with EU legislation and sold in the European Union. We received a CE Mark for our tuberculosis test in July, 2018.

We have received ISO 13485 and ISO 9001 certifications relating to the design and manufacture of our medical device products. The ISO certification indicates that we meet the standards required to self-certify certain of our products and affix a CE-marking for sales of our products in countries accepting the CE marking (not in the United States) with only minimal further governmental approvals in each country. We also expect to have our Zika, dengue and malaria tests CE-marked in 2018. We estimate the remaining costs for CE-marks on the initial tests we will offer to be approximately $100,000.

United States

We do not anticipate offering our tests in the United States in the near future. We believe, however, our tests may be able to qualify as Laboratory Developed Tests (LDT’s), diagnostic tests that are developed and manufactured by CLIA certified laboratories. These tests are developed by the lab for use only in that laboratory. CLIA laboratories develop the performance characteristics, perform the analytical validation for their LDT’s and obtain licenses to offer them as diagnostic services. The FDA has publicly announced its intention to regulate certain LDTs in a phased-in approach, but draft guidance that was published a couple of years ago was withdrawn at the end of the Obama administration and replaced by an informal non-enforceable discussion paper reflecting some of the feedback that it received on LDT regulation.

Market Opportunity

The molecular diagnostics market is a fast-growing portion of the in vitro (test tube based, controlled environment) diagnostics market. Using estimates of the incidence of disease by the Centers for Disease Control, the World Health Organization and other international health agencies and sources, the Company estimates that the global annual demand for diagnostic tests are:

Tuberculosis	10,400,000	HIV	36,700,000
Multi-drug resistant Tuberculosis	580,000	Malaria	214,000,000
Zika	324,000,000	Sexually Transmitted Illnesses	357,000,000
Hepatitis B	240,000,000	Human papilloma virus	291,000,000
Hepatitis C	130,000,000	Dengue	390,000,000

Total Annual Tests			1,993,680,000

There are several advantages of molecular tests, such as the ones we market and sell, over other forms of diagnostic testing, which include higher sensitivities, the ability to perform multiplex tests and the ability to test for drug resistance or individual genes.

Competitive Advantages of Co-Diagnostics

We believe that we have the following competitive advantages:

●	Affordability: Lower-cost test kits and low-cost MDx-device.

●	Flexibility: CDI’s tests have been designed to run on many vendors’ DNA diagnostic testing machines. These tests are particularly well suited to the new generation of “lab-on-a-chip” and “point-of-care” (“LOC and POC”), highly portable analysis machinery for field, clinic and office applications.

●	Speed: We believe our rapid assay design system software provides shorter time to product release.

●	Accuracy: We believe our tests are more accurate than competitors’ and can detect more strains of viruses.

●	Exclusivity: CDI owns all patents and all intellectual property used in preparation of its tests.

●	Personalized Medicine: We project that rising health care costs in developed and developing nations will increasingly require that health care systems be patient specific to eliminate waste, misdiagnoses, and ineffectiveness. A critical component will be accurate, more affordable DNA-based diagnostics, which CDI plans to offer.

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●	Low-cost Provider: We plan to keep the Company’s overhead low. Its platform technology obviates the need to pay patent royalties typically required of its competitors, which use patented test platforms to design their tests.

●	Worldwide Footprint: With a dynamic technology that encompasses markets worldwide, the Company anticipates that it can identify the best target markets, not only in high burden developing countries (HBDC’s) but also in developed nations.

●	Growth Industry Category: We believe that DNA testing is the fastest-growing segment of in-vitro diagnostic testing.

●	Combination Product Offering: CDI’s ultra-sensitive tests can be a well-designed match for a new generation of handheld and other small point-of-care devices now entering the market. Used together, these affordable tests and devices may revolutionize the molecular diagnostics industry in cost, speed of test results and simplification.

●	Multi-plexing: Our initial development efforts have demonstrated that our Co-Primer designed tests will be able to test for multiple targets in the same sample without the distortion caused by false negatives and false positives that generally occur in multiplexed tests.

Liquid Biopsy for Cancer Screening

The development of the liquid biopsy test will spur low cost testing in many developing countries. We believe that our liquid biopsy cancer screening shall be ready for testing in 2019 if we have sufficient development resources to dedicate to the project. Medical applications of our SNP detection technology can determine the presence of cancer cells or cell-free genetic material in a liquid or tissue biopsy, and to determine the distinct type of cancer involved. A real-life example of this includes being able to identify specific mutation(s) in genes linked to breast cancer in order to determine a patient’s prognosis, initiate the most effective and affordable treatment and to determine whether chemotherapy is necessary.

Our technology has for all practical purposes essentially eliminated, primer-dimers, which opens up some very unique applications for liquid biopsy for cancer detection. Our ability to multiplex the reaction in testing for several DNA targets allows technicians to detect multiple cancers as free-circulating DNA fragments or whole cells in a blood sample at the same time

We are working with the Wang Group at Stanford University on a study to develop more efficient methods to detect multiple genetic mutations in the EGFR (epidermal growth factor receptor) gene, including the most frequently occurring mutations in lung cancer, within a single reaction. The investigators have been conducting research into the subject using commercially available primers for several years, the results of which have previously been published. It is anticipated that the results of the current study will be compiled and published later in 2018.

Agricultural Applications

SNP detection is also used in the agricultural industry to identify variations in crop genomes to achieve improved seed viability and other desired characteristics, including drought resistance, disease resistance, pest resistance and higher yield.

In mid-2017, the Company was first approached by a large agribusiness to evaluate our ability to multiplex certain target genomes. The results of the development project has been to successfully demonstrate our ability to not only multiplex the target genomes, but targeted SNP’s as well. The project was undertaken in conjunction with the manufacturer of our Co-Primer tests. The results of the project have encouraged the parent of our manufacturer to seek a world-wide licensing arrangement for our Co-Primers in the agricultural industry. We expect the licensing arrangement to be negotiated and finalized in 2018.

Additional Licensing and Assay Development In addition, the unique properties of our Co-Primer technology make them ideally suited to a variety of applications where sensitivity is key to optimal results, including multiplexing several targets, enhanced SNP detection and enrichment for next gen sequencing. Because of these unique characteristics of Co-Primers, research companies and institutions have requested that we design diagnostics to locate and identify uncommon gene sequences and SNPs and create tests for the target sequences in a multiplexed reaction. This application of our technology is in its beginning stages, but we believe that the results from our initial research indicate a significant step forward in defining the capabilities of our technology, which we believe can be translated to revenue producing licensing arrangements.

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Organizational History and Corporate Information

We were incorporated as Co-Diagnostics, Inc., in Utah on April 18, 2013. Our principal executive office is located 2401 S. Foothill Drive, Salt Lake City, Utah 84109. Our telephone number is (801) 438-1036. Our web address is http://codiagnostics.com.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of July 12, 2017, the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); (ii) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely. We refer to the Jumpstart Our Business Startups Act of 2012 herein as the “JOBS Act”. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

For as long as we continue to be an emerging growth company, we expect that we will take advantage of the reduced disclosure obligations available to us as a result of that classification. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

We may offer shares of our common stock and preferred stock and warrants to purchase any of such securities, either individually or in units, with a total value of up to $25,000,000 from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. Each time we offer securities under this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	original issue discount, if any;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion, exchange or sinking fund terms, if any;

●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

●	restrictive covenants, if any;

●	voting or other rights, if any; and

●	important United States federal income tax considerations.

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Common Stock

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them, details regarding any over-allotment option granted to them, and net proceeds to us. The following is a summary of the securities we may offer with this prospectus.

We currently have authorized 180,000,000 shares of common stock, $.001 par value. We may offer shares of our common stock either alone or underlying other registered securities convertible into or exercisable for our common stock. Holders of our common stock are entitled to such dividends as our Board of Directors (the “Board” or “Board of Directors”) may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that are outstanding or that we may issue in the future. Currently, we do not pay any dividends on our common stock. Each holder of our common stock is entitled to one vote per share. In this prospectus, we provide a general description of, among other things, the rights and restrictions that apply to holders of our common stock.

Financing Transaction

On August 3, 2018, we entered into a Note Purchase Agreement with an existing shareholder of the Company and prior investor in our convertible debt securities. Pursuant to the Note Purchase Agreement, we issued a Promissory Note, dated August 3, 2018 (the “Note”), in the principal amount of $2,000,000 in exchange for a loan to the Company of equal principal amount. The Note bears interest at the rate of nine percent (9.0%) per annum, payable quarterly in arrears. The maturity date of the Note is July 31, 2019. All unpaid principal and accrued interest on the Note will become due and payable on the maturity date. The Note is unsecured and provides for a default interest rate of eighteen percent (18.0%) per annum. The Note may be prepaid in full or in part at any time. The Note contains standard default and other terms and conditions. The Note provides that the repayment of the principal amount ($2,000,000) must be made in Canadian dollars. The Note establishes a floor designated in Canadian dollars whereby the Company must pay no less than Cdn$2,600,000 in repayment of the principal amount. Therefore, the Company is required to bear the risk of currency fluctuations between the U.S. and Canadian dollars in the event the principal repayment of $2,000,000 is less than Cdn$2,600,000.

Corporate Information

We were incorporated as Co-Diagnostics, Inc., in Utah on April 18, 2013. Our principal executive office is located 2401 S. Foothill Drive, Suite D, Salt Lake City, Utah 84109. Our telephone number is (801) 438-1036. Our web address is http://codiagnostics.com. The information included on our website is not, and shall not be interpreted to be, a part of this prospectus.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes and working capital and capital expenditures. We may also use the net proceeds to invest in or acquire complementary businesses, products or technologies, although we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we may invest the proceeds in short-term, investment-grade, interest-bearing instruments.

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RISK FACTORS

Our business is subject to many risks and uncertainties, which may affect our future financial performance. If any of the events or circumstances described below occur, our business and financial performance could be adversely affected, our actual results could differ materially from our expectations, and the price of our stock could decline. The risks and uncertainties discussed below are not the only ones we face. There may be additional risks and uncertainties not currently known to us or that we currently do not believe are material that may adversely affect our business and financial performance. You should carefully consider the risks described below, together with all other information included in this prospectus including our financial statements and related notes, before making an investment decision. The statements contained in this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and investors in our securities may lose all or part of their investment.

Risks Related to Our Business and Industry

We have a limited commercial history upon which to base our prospects, have not generated revenues or profits and do not expect to generate profits for the foreseeable future. We may never achieve or sustain profitability.

We began operations in April 2013, and we have a limited operating history. We have not earned significant revenue to date and do not expect to earn significant revenue in the near future. We had a net loss of $2.7 million for the six months ended June 30, 2018 and a net loss of $7.0 million and $1.9 million in the years ended December 31, 2017 and December 31, 2016, respectively. Our accumulated deficit was $15.1 million as of June 30, 2018 and $12.4 million and $5.5 million as of December 31, 2017 and December 31, 2016, respectively. Potential investors should be aware of the difficulties normally encountered by a new enterprise, many of which are beyond our control, including substantial risks and expenses in the course of developing new diagnostic tests, establishing or entering new markets, organizing operations and marketing procedures. The likelihood of our success must be considered in light of these risks, expenses, complications and delays, and the competitive environment in which we operate. There is, therefore, nothing at this time upon which to base an assumption that our business plan will prove successful, and we may not be able to generate significant revenue, raise additional capital or operate profitably. We will continue to encounter risks and difficulties frequently experienced by early commercial stage companies, including scaling up our infrastructure and headcount, and may encounter unforeseen expenses, difficulties or delays in connection with our growth. In addition, as a result of the start-up nature of our business, we can be expected to continue to sustain substantial operating expenses without generating sufficient revenues to cover expenditures. As discussed in Note 1 to the audited condensed financial statements and elsewhere in this Form S-3, our recurring operating losses from operations and our need for additional sources of capital to fund our ongoing operations raise substantial doubt about our ability to continue as a going concern. Any investment in our company is therefore highly speculative and could result in the loss of your entire investment.

We will need to raise additional capital, which may not be available on favorable terms, if at all, and which may cause dilution to stockholders, restrict our operations or adversely affect our ability to operate our business.

As of June 30, 2018, our consolidated cash balance was $1,528,267 and our working capital surplus was $1,489,207. We estimate our current rate of expenditures is approximately $322,840 per month and we estimate that our existing capital resources as of June 30, 2018 will fund our operations for approximately 5 months. On August 3, 2018, we entered into a Note Purchase Agreement with an existing shareholder of the Company and prior investor in our convertible debt securities. Pursuant to the Note Purchase Agreement, we issued a Note, dated August 3, 2018, in the principal amount of $2,000,000 in exchange for a loan to the Company of equal principal amount. With the proceeds from the issuance of this Note, we will able to sustain our operations and current business strategy for atleast twelve months. We may be unable to obtain future financing on favorable terms, or at all, and any additional financings could result in additional dilution to our then existing stockholders or restrict our operations or adversely affect our ability to operate our business. If we are unable to obtain needed financing on acceptable terms, we may not be able to implement our business plan, which could have a material adverse effect on our business, financial condition and results of operations. We may not be able to meet our business objectives; our equity value may decrease and investors may lose some or all of their investment. If we raise funds by issuing equity securities, the percentage ownership of our stockholders at such time will be reduced. If we raise funds by issuing debt, the ability of our stockholders to receive earnings or distributions may be adversely affected and we may be subject to additional covenants and restrictions

Our near-term success is dependent upon our ability to commence sales of our tests.

Our success will depend, in part, upon our ability to commence sales of our tests. Attracting new customers and distribution networks requires substantial time and expense. Any failure to initiate sales of our tests to validate our platform would adversely affect our operating results. Many factors could affect the market acceptance and commercial success of our diagnostic tests, including:

●	our ability to convince our potential customers of the advantages and economic value of our tests over competing technologies and diagnostic tests;

●	the breadth of our test menu relative to competitors;

●	changes to policies, procedures or currently accepted best practices in clinical diagnostic testing;

●	the extent and success of our marketing and sales efforts; and

●	our ability to manufacture in quantity our commercial diagnostic tests and meet demand in a timely fashion.

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If we cannot successfully develop, obtain regulatory approvals for and commercialize new diagnostic tests, our financial results will be harmed and our ability to compete will be harmed.

Our financial performance depends in part upon our ability to successfully develop and market new tests in a rapidly changing technological and economic environment. If we fail to successfully introduce new diagnostic tests, we could lose customers and market share. We could also lose market share if our competitors introduce new diagnostic tests or technologies that render our diagnostic tests less competitive or obsolete. In addition, delays in the introduction of new diagnostic tests due to regulatory, developmental or other obstacles could negatively impact our revenue and market share, as well as our earnings. Factors that can influence our ability to introduce new diagnostic tests, the timing associated with new product approvals and commercial success of these diagnostic tests include:

●	the scope of and progress made in our research and development activities;

●	our ability to successfully initiate and complete clinical trial studies;

●	timely expansion of our menu of tests;

●	the results of clinical trials needed to support any regulatory approvals of our tests;

●	our ability to obtain requisite regulatory clearances or approvals, where required, for our tests under development on a timely basis;

●	demand for the new diagnostic tests we introduce;

●	product offerings from our competitors; and

●	the functionality of new diagnostic tests that address market requirements and customer demands.

We are subject to many laws and governmental regulations and any adverse regulatory action may materially adversely affect our financial condition and business operations.

Although we intend to sell our tests where regulatory approval is not required, our diagnostic tests may be subject to regulation by numerous government agencies, including the FDA and comparable foreign agencies. To varying degrees, each of these agencies requires us to comply with laws and regulations governing the development, testing, manufacturing, labeling, marketing and distribution of our diagnostic tests. In the clinical market, our diagnostic tests, when sold in the United States, will be regulated by the FDA and comparable agencies of other countries. In particular, certain regulations govern activities such as product development, product testing, product labeling, product storage, premarket clearance or approval, manufacturing, advertising, promotion, product sales, reporting of certain product failures and distribution. Our diagnostic tests will require 510(k) clearance from the FDA prior to marketing in the United States directly to end users. Clinical trials are required to support a 510(k) submission.

Since 2009, the FDA has significantly increased its oversight of companies subject to its regulations, including medical device companies, by hiring new investigators and stepping up inspections of manufacturing facilities. Further, the FDA has publicly announced its intention to regulate certain LDTs in a phased-in approach, but draft guidance that was published a couple of years ago was withdrawn at the end of the Obama administration and replaced by an informal non-enforceable discussion paper reflecting some of the feedback that it received on LDT regulation.

Foreign governmental regulations have become increasingly stringent and more common, and we may become subject to more rigorous regulation by foreign governmental authorities in the future. Penalties for a company’s non-compliance with foreign governmental regulation could be severe, including revocation or suspension of a company’s business license and criminal sanctions. Any domestic or foreign governmental law or regulation imposed in the future may have a material adverse effect on us.

Our current and potential customers in the United States and elsewhere may also be subject, directly or indirectly, to applicable anti-kickback, fraud and abuse, false claims, transparency, health information privacy and security and other healthcare laws and regulations, which could expose us to criminal sanctions, civil penalties, contractual damages, reputational harm, administrative burdens and diminished profits and future earnings.

The life sciences industry is highly competitive and subject to rapid technological change. If our competitors and potential competitors develop superior diagnostic tests and technologies, our competitive position and results of operations would suffer.

We face intense competition from a number of companies that offer diagnostic tests in our target markets, many of which have substantially greater financial resources and larger, more established marketing, sales and service organizations than we do. The life sciences industry is characterized by rapid and continuous technological innovation. We may need to develop new technologies for our diagnostic tests to remain competitive. One or more of our current or future competitors could render our present or future diagnostic tests obsolete or uneconomical by technological advances. We may also encounter other problems in the process of delivering new diagnostic tests to the marketplace, such as problems related to design, development or manufacturing of such diagnostic tests, and as a result we may be unsuccessful in selling such diagnostic tests. Our future success depends on our ability to compete effectively against current technologies, as well as to respond effectively to technological advances by developing and marketing diagnostic tests that are competitive in the continually changing technological landscape.

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If our diagnostic tests do not perform as expected or the reliability of the technology on which our diagnostic tests are based is questioned, we could experience delayed or reduced market acceptance of our diagnostic tests, increased costs and damage to our reputation.

Our success depends on the market’s confidence that we can provide reliable, high-quality diagnostic tests. We believe that customers in our target markets are likely to be particularly sensitive to product defects and errors. Our reputation and the public image of our diagnostic tests or technologies may be impaired if our diagnostic tests fail to perform as expected or our diagnostic tests are perceived as difficult to use. Despite quality control testing, defects or errors could occur in our diagnostic tests or technologies.

In the future, if our diagnostic tests experience a material defect or error, this could result in loss or delay of revenues, delayed market acceptance, damaged reputation, diversion of development resources, legal claims, increased insurance costs or increased service and warranty costs, any of which could harm our business. Such defects or errors could also prompt us to amend certain warning labels or narrow the scope of the use of our diagnostic tests, either of which could hinder our success in the market. Even after any underlying concerns or problems are resolved, any widespread concerns regarding our technology or any manufacturing defects or performance errors in our diagnostic tests could result in lost revenue, delayed market acceptance, damaged reputation, increased service and warranty costs and claims against us.

If our international distributor relationships are not successful, our ability to market and sell our diagnostic tests will be harmed and our financial performance will be adversely affected.

Outside of the United States, we depend on relationships with distributors for the marketing and sales of our diagnostic tests in various geographic regions, and we have a limited ability to influence their efforts. Relying on distributors for our sales and marketing could harm our business for various reasons, including:

●	agreements with distributors may terminate prematurely due to disagreements or may result in litigation;

●	our distributors may not devote sufficient resources to the sale of diagnostic tests;

●	our distributors may be unsuccessful in marketing our diagnostic tests; and

●	we may not be able to negotiate future distributor agreements on acceptable terms.

If we become subject to claims relating to improper handling, storage or disposal of hazardous materials, we could incur significant cost and time to comply.

Our research and development processes involve the controlled storage, use and disposal of hazardous materials, including biological hazardous materials. We are subject to foreign, federal, state and local regulations governing the use, manufacture, storage, handling and disposal of materials and waste products. We may incur significant costs complying with both existing and future environmental laws and regulations. In particular, we are subject to regulation by the Occupational Safety and Health Administration, or OSHA, and the Environmental Protection Agency, or EPA, and to regulation under the Toxic Substances Control Act and the Resource Conservation and Recovery Act in the United States. OSHA or the EPA may adopt additional regulations in the future that may affect our research and development programs. The risk of accidental contamination or injury from hazardous materials cannot be eliminated completely. In the event of an accident, we could be held liable for any damages that result, and any liability could exceed the limits or fall outside the coverage of our workers’ compensation insurance. We may not be able to maintain insurance on acceptable terms, if at all.

Our diagnostic tests have not been manufactured on a high-volume scale and are subject to unforeseen scale-up risks.

While we have developed a process to manufacture diagnostic tests, there can be no assurance that we can manufacture our diagnostic tests at a scale that is adequate for our future commercial needs. We may face significant or unforeseen difficulties in manufacturing our diagnostic tests, including but not limited to:

●	technical issues relating to manufacturing components of our diagnostic tests on a high volume commercial scale at reasonable cost, and in a reasonable time frame;

●	difficulty meeting demand or timing requirements for orders due to excessive costs or lack of capacity for part or all of an operation or process;

●	changes in government regulations or in quality or other requirements that lead to additional manufacturing costs or an inability to supply product in a timely manner, if at all; and

●	increases in raw material or component supply cost or an inability to obtain supplies of certain critical supplies needed to complete our manufacturing processes.

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These and other difficulties may only become apparent when scaling up to the manufacturing process of our diagnostic tests to a more substantive commercial scale. In the event our diagnostic tests cannot be manufactured in sufficient commercial quantities or manufacturing is delayed, our future prospects could be significantly impacted and our financial prospects would be materially harmed.

We or our suppliers may experience development or manufacturing problems or delays that could limit the growth of our revenue or increase our losses.

We may encounter unforeseen situations in the manufacturing of our diagnostic tests that could result in delays or shortfalls in our production. Our suppliers may also face similar delays or shortfalls. In addition, our or our suppliers’ production processes may have to change to accommodate any significant future expansion of our manufacturing capacity, which may increase our or our suppliers’ manufacturing costs, delay production of our diagnostic tests, reduce our product gross margin and adversely impact our business. If we are unable to keep up with demand for our diagnostic tests by successfully manufacturing and shipping our diagnostic tests in a timely manner, our revenue could be impaired, market acceptance for our diagnostic tests could be adversely affected and our customers might instead purchase our competitors’ diagnostic tests. In addition, developing manufacturing procedures for new diagnostic tests may require developing specific production processes for those diagnostic tests. Developing such processes could be time consuming and any unexpected difficulty in doing so can delay the introduction of a product.

We expect to rely on third parties to conduct studies of our diagnostic tests that will be required by the FDA or other regulatory authorities and those third parties may not perform satisfactorily.

Although we intend to sell our tests where regulatory approval is not required, we expect to rely on third parties, such as independent testing laboratories and hospitals, to conduct such studies. Our reliance on these third parties will reduce our control over these activities. These third-party contractors may not complete activities on schedule or conduct studies in accordance with regulatory requirements or our study design. We cannot control whether they devote sufficient time, skill and resources to our studies. Our reliance on third parties that we do not control will not relieve us of any applicable requirement to prepare, and ensure compliance with, various procedures required under good clinical practices. If these third parties do not successfully carry out their contractual duties or regulatory obligations or meet expected deadlines, if the third parties need to be replaced or if the quality or accuracy of the data they obtain is compromised due to their failure to adhere to our clinical protocols or regulatory requirements or for other reasons, our studies may be extended, delayed, suspended or terminated, and we may not be able to obtain regulatory approval for additional diagnostic tests.

Product liability claims could adversely impact our financial condition and our earnings and impair our reputation.

Inadequate disclosure of product-related risks or product-related information with respect to our diagnostic tests could result in an unsafe condition, injury to, or death of, a patient. The occurrence of such a problem could result in product liability claims, or safety alert relating to, one or more of our diagnostic tests. Product liability claims, regardless of their ultimate outcome, could have a material adverse effect on our business and reputation and on our ability to attract and retain customers for our diagnostic tests.

Health care policy changes, including U.S. health care reform legislation signed in 2010, may have a material adverse effect on us.

In March 2010, the Patient Protection and Affordable Care Act and the Health Care and Education Affordability Reconciliation Act of 2010 were signed into law. Elements of this legislation, such as comparative effectiveness research, an independent payment advisory board, payment system reforms, including shared savings pilots, and other provisions, could meaningfully change the way health care is developed and delivered, and may materially impact numerous aspects of our business.

Consolidation in the health care industry could have an adverse effect on our revenues and results of operations.

Many health care industry companies, including health care systems, are consolidating to create new companies with greater market power. As the health care industry consolidates, competition to provide goods and services to industry participants will become more intense. These industry participants may try to use their market power to negotiate price concessions or reductions for diagnostic tests. If we are forced to reduce our prices because of consolidation in the health care industry, our projected revenues would decrease and our earnings, financial condition, and/or cash flows would suffer.

Our ability to compete depends on our ability to attract and retain talented employees.

Our future success depends on our ability to identify, attract, train, integrate and retain highly qualified technical, development, sales and marketing, managerial and administrative personnel. Competition for highly skilled individuals is extremely intense and we face difficulty identifying and hiring qualified personnel in many areas of our business. We may not be able to hire and retain such personnel at compensation levels consistent with our existing compensation and salary structure. Many of the companies with which we compete for hiring experienced employees have greater resources than we have. If we fail to identify, attract, train, integrate and retain highly qualified and motivated personnel, our reputation could suffer and our business, financial condition and results of operations could be adversely affected.

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Our future success also depends on the continued service and performance of our senior management team. The replacement of members of our senior management team likely would involve significant time and costs, and the loss of any these individuals may delay or prevent the achievement of our business objectives.

If we do not achieve, sustain or successfully manage our anticipated growth, our business and prospects will be harmed.

If we are unable to obtain or sustain adequate revenue growth, our financial results could suffer. Furthermore, significant growth will place strains on our management and our operational and financial systems and processes and our operating costs may escalate even faster than planned. If we cannot effectively manage our expanding operations and our costs, we may not be able to grow effectively or we may grow at a slower pace. Additionally, if we do not successfully forecast the timing of regulatory authorization for our additional tests, marketing and subsequent demand for our diagnostic tests or manage our anticipated expenses accordingly, our operating results will be harmed.

Other companies or institutions have commercial diagnostic tests or may develop and market novel or improved methods for infectious disease diagnostic testing, which may make our diagnostic platform less competitive or obsolete.

The market for diagnostic testing is large and established, and our competitors may possess significantly greater financial resources and have larger development and commercialization capabilities than we do. We may be unable to compete effectively against these competitors either because their diagnostic platforms are superior or because they may have more expertise, experience, financial resources or stronger business relationships.

New technologies, techniques or diagnostic tests could emerge that might offer better combinations of price and performance than our current or future diagnostic tests.

It is critical to our success that we anticipate changes in technology and customer requirements and to successfully introduce, on a timely and cost-effective basis, new, enhanced and competitive technologies that meet the needs of current and prospective customers. If we do not successfully innovate and introduce new technology into our product lines or manage the transitions to new product offerings, our revenues, results of operations and business will be adversely impacted. Competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements. We anticipate that we will face increased competition in the future as existing companies and competitors develop new or improved diagnostic tests and as new companies enter the market with new technologies.

We are dependent on single source suppliers for some of the components and materials used in our diagnostic tests, and supply chain interruptions could negatively impact our operations and financial performance.

Our diagnostic tests are manufactured by us and we obtain supplies from a limited number of suppliers. In some cases, critical components required to manufacture our diagnostic tests may only be available from a sole supplier or limited number of suppliers, any of whom would be difficult to replace. The supply of any of our manufacturing materials may be interrupted because of poor vendor performance or other events outside our control, which may require us, among other things, to identify alternate vendors and result in lost sales and increased expenses. Even if the manufacturing materials that we source are available from other parties, the time and effort involved in validating the new supplies and obtaining any necessary regulatory approvals for substitutes could impede our ability to replace such components in a timely manner or at all.

Risks Relating to Our Financial Position and Need for Additional Capita

We expect that we will need additional funding to expand our commercialization efforts for our new diagnostic tests.

Molecular diagnostic test development, which includes research and development, pre-clinical and human clinical trials, is a time-consuming and expensive process that takes time to complete. We expect that our expenses will increase substantially as we move new diagnostic tests through human clinical trials, seek regulatory approvals, and pursue development of additional innovations. If we obtain marketing approval for the diagnostic tests that we develop, license, or acquire, we expect to incur significant commercialization expenses related to regulatory compliance requirements, sales and marketing, manufacturing and distribution We had a net loss of $2.7 million for the six months ended June 30, 2018 and a net loss of $7.0 million and $1.9 million in the years ended December 31, 2017 and December 31, 2016, respectively. Our accumulated deficit was $15.1 million as of June 30, 2018 and $12.4 million and $5.5 million as of December 31, 2017 and December 31, 2016, respectively. We need to obtain additional financing to fund our operations and there can be no assurance that additional financing will be available to us or that such financing, if available, will be available on favorable terms. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods.

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Our inability to raise capital on acceptable terms in the future may cause us to delay, diminish, or curtail certain operational activities, including research and development activities, clinical trials, sales and marketing, and other operations, in order to reduce costs and sustain the business, and such inability would have a material adverse effect on our business and financial condition.

We expect capital outlays and operating expenditures to increase over the next several years as we work to expand our commercial activities, expand our development activities, conduct clinical trials, expand manufacturing operations and expand our infrastructure. We may need to raise additional capital to, among other things:

●	fund clinical trials and preclinical trials for our diagnostic tests as requested or required by regulatory agencies;

●	sustain commercialization of our new diagnostic tests;

●	expand and automate our manufacturing capabilities;

●	increase our sales and marketing efforts to drive market adoption and address competitive developments;

●	finance capital expenditures and our general and administrative expenses;

●	develop new diagnostic tests;

●	maintain, expand and protect our intellectual property portfolio;

●	add operational, financial and management information systems; and

●	hire additional research and development, quality control, scientific, and general and administrative personnel.

●	Our present and future funding requirements will depend on many factors, including but not limited to:

●	the progress and timing of our clinical trials;

●	the level of research and development investment required to maintain and improve our technology position;

●	cost of filing, prosecuting, defending and enforcing patent claims and other intellectual property rights, if any;

●	our efforts to acquire or license complementary technologies or acquire complementary businesses;

●	changes in product development plans needed to address any difficulties in commercialization or changing market conditions;

●	competing technological and market developments;

●	changes in regulatory policies or laws that may affect our operations; and

●	changes in physician acceptance or medical society recommendations that may affect commercial efforts.

Raising additional capital may cause dilution to our existing stockholders, and restrict our operations or require us to relinquish certain intellectual property rights.

We may seek additional capital through a combination of public and private equity offerings, debt financings, strategic partnerships and alliances, licensing arrangements and grants. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our existing stockholders may be diluted, and the terms may include liquidation or other preferences that adversely affect the rights of our stockholders. Debt and receivables financings may be coupled with an equity component, such as warrants to purchase shares, which could also result in dilution of our existing stockholders’ ownership. The incurrence of indebtedness would result in increased fixed payment obligations and could also result in certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. If we raise additional funds through strategic partnerships and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our product candidates, or grant licenses on terms that are not favorable to us. A failure to obtain adequate funds may cause us to curtail certain operational activities, including research and development, regulatory trials, sales and marketing, and manufacturing operations, in order to reduce costs and sustain the business, and would have a material adverse effect on our business and financial condition.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds.” Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management may not apply our cash from this offering in ways that ultimately increase the value of any investment in our securities or enhance stockholder value. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply our cash in ways that enhance stockholder value, we may fail to achieve expected financial results, which may result in a decline in the price of our shares of common stock, and, therefore, may negatively impact our ability to raise capital, invest in or expand our business, acquire additional products or licenses, commercialize our diagnostic tests, or continue our operations.

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Market and economic conditions may negatively impact our business, financial condition and share price.

Concerns over inflation, energy costs, geopolitical issues, the U.S. mortgage market and a declining real estate market, unstable global credit markets and financial conditions, and volatile oil prices have led to periods of significant economic instability, diminished liquidity and credit availability, declines in consumer confidence and discretionary spending, diminished expectations for the global economy and expectations of slower global economic growth going forward, increased unemployment rates, and increased credit defaults in recent years. Our general business strategy may be adversely affected by any such economic downturns, volatile business environments and continued unstable or unpredictable economic and market conditions. If these conditions continue to deteriorate or do not improve, it may make any necessary debt or equity financing more difficult to complete, more costly, and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance, and share price and could require us to delay or abandon development or commercialization plans. In addition, there is a risk that one or more of our current and future service providers, manufacturers, suppliers, hospitals and other medical facilities, our third-party payers, and other partners could be negatively affected by these difficult economic times, which could adversely affect our ability to attain our operating goals on schedule and on budget or meet our business and financial objectives.

Risks Related to Intellectual Property

The extent to which we can protect our diagnostic tests and technologies through intellectual property rights that we own, acquire or license is uncertain.

We employ a variety of proprietary and patented technologies and methods in connection with the diagnostic tests we sell or are developing. We cannot provide any assurance that the intellectual property rights that we own or license provide effective protection from competitive threats or that we would prevail in any litigation in which our intellectual property rights are challenged. In addition, we may not be successful in obtaining new proprietary or patented technologies or methods in the future, whether through acquiring ownership or through licenses from third parties.

Our currently pending or future patent applications may not result in issued patents, and we cannot predict how long it may take for a patent to issue on any of our pending patent applications, assuming a patent does issue.

Other parties may challenge patents issued or exclusively licensed to us, or courts or administrative agencies will hold our patents or the patents we license on an exclusive basis to be valid and enforceable. We may not be successful in defending challenges made against our patents and other intellectual property rights. Any third-party challenge to any of our patents could result in the unenforceability or invalidity of some or all of the claims of such patents and could be time consuming and expensive.

The extent to which the patent rights of life sciences companies effectively protect their diagnostic tests and technologies is often highly uncertain and involves complex legal and factual questions for which important legal principles remain unresolved.

No consistent policy regarding the proper scope of allowable claims of patents held by life sciences companies has emerged to date in the United States. Various courts, including the U.S. Supreme Court, have rendered decisions that impact the scope of patentability of certain inventions or discoveries relating to diagnostic tests or genomic diagnostic testing. These decisions generally stand for the proposition that inventions that recite laws of nature are not themselves patentable unless they have sufficient additional features that provide practical assurance that the processes are genuine inventive applications of those laws rather than patent drafting efforts designed to monopolize a law of nature itself. What constitutes a “sufficient” additional feature for this purpose is uncertain. While we do not generally rely on gene sequence patents, this evolving case law in the United States may adversely impact our ability to obtain new patents and may facilitate third-party challenges to our existing owned and exclusively licensed patents.

We cannot predict the breadth of claims that may be allowed or enforced in patents we own. For example:

●	the inventor(s) named in one or more of our patents or patent applications might not have been the first to have made the relevant invention;

●	the inventor (or his assignee) might not have been the first to file a patent application for the claimed invention;

●	others may independently develop similar or alternative diagnostic tests and technologies or may successfully replicate our product and technologies;

●	it is possible that the patents we own or in which have exclusive license rights may not provide us with any competitive advantages or may be challenged by third parties and found to be invalid or unenforceable;

●	any patents we obtain or exclusively license may expire before, or within a limited time period after, the diagnostic tests and services relating to such patents are commercialized;

●	we may not develop or acquire additional proprietary diagnostic tests and technologies that are patentable; and

●	others may acquire patents that could be asserted against us in a manner that could have an adverse effect on our business.

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Changes in either the patent laws or in interpretations of patent laws in the United States or other countries may diminish the value of our intellectual property rights.

On September 16, 2011, the Leahy-Smith America Invents Act, or the Leahy-Smith Act, was signed into law. The Leahy-Smith Act includes a number of significant changes to U.S. patent law. These include provisions that affect the way patent applications are prosecuted, redefine prior art, may affect patent litigation and switch the U.S. patent system from a “first-to-invent” system to a “first-to-file” system. Under a first-to-file system, assuming the other requirements for patentability are met, the first inventor to file a patent application generally will be entitled to the patent on an invention regardless of whether another inventor had made the invention earlier. The U.S. Patent and Trademark Office, or USPTO, recently developed new regulations and procedures to govern administration of the Leahy-Smith Act, and many of the substantive changes to patent law associated with the Leahy-Smith Act, including the first-to-file provisions in particular, only became effective on March 16, 2013. Accordingly, it is not clear what, if any, impact the Leahy-Smith Act will have on the operation of our business. However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our owned and licensed patent applications and the enforcement or defense of issued patents that we own or license, all of which could have a material adverse effect on our business and financial condition.

Patent applications in the United States and many foreign jurisdictions are not published until at least eighteen months after filing and it is possible for a patent application filed in the United States to be maintained in secrecy until a patent issues on the application. In addition, publications in the scientific literature often lag behind actual discoveries. We therefore cannot be certain that others have not filed patent applications that cover inventions that are the subject of pending applications that we own or exclusively license or that we were the first to invent the technology (if filed prior to the Leahy-Smith Act) or first to file (if filed after the Leahy-Smith Act). Our competitors may have filed, and may in the future file, patent applications covering technology that is similar to or the same as our technology. Any such patent application may have priority over patent applications that we own and, if a patent issues on such patent application, we could be required to obtain a license to such patent in order to carry on our business. If another party has filed a U.S. patent application covering an invention that is similar to, or the same as, an invention that we own, we may have to participate in an interference or other proceeding in the USPTO or a court to determine priority of invention in the United States, for applications and patents made prior to the enactment of the Leahy-Smith Act. For applications and patents made following the enactment of the Leahy-Smith Act, we may have to participate in a derivation proceeding to resolve disputes relating to inventorship. The costs of these proceedings could be substantial, and it is possible that such efforts would be unsuccessful, resulting in our inability to obtain or retain any U.S. patent rights with respect to such invention.

In addition, the laws of foreign jurisdictions may not protect our rights to the same extent as the laws of the United States. For example, European patent law restricts the patentability of methods of treatment of the human body more than U.S. law does. Publications of discoveries in scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in some cases not at all. Therefore, we cannot be certain that we were the first to make the inventions claimed in our owned or licensed patents or pending patent applications, or that we or our licensors were the first to file for patent protection of such inventions. Moreover, the USPTO might require that the term of a patent issuing from a pending patent application be disclaimed and limited to the term of another patent that is commonly owned or names a common inventor. As a result, the issuance, scope, validity, term, enforceability and commercial value of our patent rights are highly uncertain.

The patent prosecution process is expensive and time-consuming, is highly uncertain and involves complex legal and factual questions. Recent patent reform legislation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents.

Our success depends in large part on our ability to obtain and maintain patent protection in the United States and other countries with respect to our proprietary technology and product candidates. We seek to protect our proprietary position by filing in the United States and in certain foreign jurisdictions patent applications related to our novel technologies and product candidates that are important to our business.

The patent prosecution process is expensive and time-consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection. In addition, we may not pursue or obtain patent protection in all major markets. Moreover, in some circumstances, we may not have the right to control the preparation, filing or prosecution of patent applications, or to maintain the patents, covering technology that we license from third parties. In some circumstances, our licensors may have the right to enforce the licensed patents without our involvement or consent, or to decide not to enforce or to allow us to enforce the licensed patents. Therefore, these patents and patent applications may not be prosecuted and enforced in a manner consistent with the best interests of our business. If any of our licensors fail to maintain such patents, or lose rights to those patents, the rights that we have licensed may be reduced or eliminated and our right to develop and commercialize any of our product candidates that are the subject of such licensed rights could be adversely affected.

Our pending and future patent applications may not result in patents being issued which protect our technology or products, in whole or in part, or which effectively prevent others from commercializing competitive technologies and products. In particular, during prosecution of any patent application, the issuance of any patents based on the application may depend upon our ability to generate additional nonclinical or clinical data that support the patentability of our proposed claims. We may not be able to generate sufficient additional data on a timely basis, or at all. Moreover, changes in either the patent laws or interpretation of the patent laws in the United States or other countries may diminish the value of our patents or narrow the scope of our patent protection.

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Moreover, we may be subject to a third-party pre-issuance submission of prior art to the USPTO, or become involved in opposition, derivation, reexamination, inter partes review, post-grant review or interference proceedings or other patent office proceedings or litigation, in the United States or elsewhere, challenging our patent rights or the patent rights of others. An adverse determination in any such submission or proceeding could reduce the scope of, or invalidate, our patent rights; allow third parties to commercialize our technology or products and compete directly with us, without payment to us; or result in our inability to manufacture or commercialize products without infringing third-party patent rights. In addition, if the breadth or strength of protection provided by our owned and licensed patents and patent applications is threatened, it could dissuade companies from collaborating with us to license, develop or commercialize current or future product candidates.

Obtaining and maintaining our patent protection depends upon compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other provisions during the patent prosecution process and following the issuance of a patent. There are situations in which noncompliance with these requirements can result in abandonment or lapse of a patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, competitors might be able to enter the market earlier than would otherwise have been the case if our patent were in force.

Our intellectual property rights may not be sufficient to protect our competitive position and to prevent others from manufacturing, using or selling competing diagnostic tests.

The scope of our owned and exclusively licensed intellectual property rights will not be sufficient to prevent others from manufacturing, using or selling competing diagnostic tests. Competitors could purchase our product and attempt to replicate some or all of the competitive advantages we derive from our development efforts, willfully infringe our intellectual property rights, design around our protected technology or develop their own competitive technologies and thereby avoid infringing our intellectual property rights. If our intellectual property is not sufficient to effectively prevent our competitors from developing and selling similar diagnostic tests, our competitive position and our business could be adversely affected.

We may become involved in disputes relating to our intellectual property rights, and may need to resort to litigation in order to defend and enforce our intellectual property rights.

Extensive litigation regarding patents and other intellectual property rights has been common in the medical diagnostic testing industry. Litigation may be necessary to assert infringement claims, protect trade secrets or know-how and determine the enforceability, scope and validity of certain proprietary rights. Litigation may even be necessary to resolve disputes of inventorship or ownership of proprietary rights. The defense and prosecution of intellectual property lawsuits, USPTO interference or derivation proceedings and related legal and administrative proceedings (e.g., a re-examination) in the United States and internationally involve complex legal and factual questions. As a result, such proceedings are costly and time consuming to pursue, and their outcome is uncertain.

Even if we prevail in such a proceeding in which we assert our intellectual property rights against third parties, the remedy we obtain may not be commercially meaningful or adequately compensate us for any damages we may have suffered. If we do not prevail in such a proceeding, our patents could potentially be declared to be invalid, unenforceable or narrowed in scope, or we could otherwise lose valuable intellectual property rights. Similar proceedings involving the intellectual property we exclusively license could also have an impact on our business. Further, if any of our other owned or exclusively licensed patents are declared invalid, unenforceable or narrowed in scope, our competitive position could be adversely affected.

We could face claims that our activities or the manufacture, use or sale of our diagnostic tests infringe the intellectual property rights of others, which could cause us to pay damages or licensing fees and limit our ability to sell some or all of our diagnostic tests and services.

Our research, development and commercialization activities may infringe or be claimed to infringe patents or other intellectual property rights owned by other parties of which we may be unaware because the relevant patent applications may have been filed but not yet published. Certain of our competitors and other companies have substantial patent portfolios, and may attempt to use patent litigation as a means to obtain a competitive advantage or to extract licensing revenue. In addition to patent infringement claims, we may also be subject to other claims relating to the violation of intellectual property rights, such as claims that we have misappropriated trade secrets or infringed third party trademarks. The risks of being involved in such litigation may also increase as we gain greater visibility as a public company and as we gain commercial acceptance of our diagnostic tests and move into new markets and applications for our diagnostic tests.

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Regardless of merit or outcome, our involvement in any litigation, interference or other administrative proceedings could cause us to incur substantial expense and could significantly divert the efforts of our technical and management personnel. Any public announcements related to litigation or interference proceedings initiated or threatened against us could cause our share price to decline. An adverse determination, or any actions we take or agreements we enter into in order to resolve or avoid disputes, may subject us to the loss of our proprietary position or to significant liabilities, or require us to seek licenses that may include substantial cost and ongoing royalties. Licenses may not be available from third parties, or may not be obtainable on satisfactory terms. An adverse determination or a failure to obtain necessary licenses may restrict or prevent us from manufacturing and selling our diagnostic tests and offering our services. These outcomes could materially harm our business, financial condition and results of operations.

We may not be able to adequately protect our intellectual property outside of the United States.

The laws of some foreign countries do not protect intellectual property rights to the same extent as the laws of the United States, and many companies have encountered significant problems in protecting and defending such rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, particularly those relating to medical devices, diagnostic testing and biotechnology, which could make it difficult for us to stop the infringement of our patents and for licensors, if they were to seek to do so, to stop infringement of patents that are licensed to us. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business. Additionally, prosecuting and maintaining intellectual property (particularly patent) rights are very costly endeavors, and for these and other reasons we may not pursue or obtain patent protection in all major markets. We do not know whether legal and government fees will increase substantially and therefore are unable to predict whether cost may factor into our global intellectual property strategy.

In addition to the risks associated with patent rights, the laws in some foreign jurisdictions may not provide protection for our trade secrets and other intellectual property. If our trade secrets or other intellectual property are misappropriated in foreign jurisdictions, we may be without adequate remedies to address these issues. Additionally, we also rely on confidentiality and assignment of invention agreements to protect our intellectual property in foreign jurisdictions. These agreements may provide for contractual remedies in the event of misappropriation, but we do not know to what extent, if any, these agreements and any remedies for their breach, will be enforced by a foreign court. In the event our intellectual property is misappropriated or infringed upon and an adequate remedy is not available, our future prospects will likely diminish. The sale of diagnostic tests that infringe our intellectual property rights, particularly if such diagnostic tests are offered at a lower cost, could negatively impact our ability to achieve commercial success and may materially and adversely harm our business.

Our failure to secure trademark registrations could adversely affect our business and our ability to market our diagnostic tests and product candidates.

Our trademark applications in the United States and any other jurisdictions where we may file may not be allowed for registration, and our registered trademarks may not be maintained or enforced. During trademark registration proceedings, we may receive rejections. Although we are given an opportunity to respond to those rejections, we may be unable to overcome such rejections. In addition, in the USPTO and in corresponding foreign agencies, third parties are given an opportunity to oppose pending trademark applications and to seek to cancel registered trademarks. Opposition or cancellation proceedings may be filed against our applications and/or registrations, and our applications and/or registrations may not survive such proceedings. Failure to secure such trademark registrations in the United States and in foreign jurisdictions could adversely affect our business and our ability to market our diagnostic tests and product candidates.

We may be unable to adequately prevent disclosure of trade secrets and other proprietary information, or the misappropriation of the intellectual property we regard as our own.

We rely on trade secrets to protect our proprietary know how and technological advances in test design, particularly where we do not believe patent protection is appropriate or obtainable. Nevertheless, trade secrets are difficult to protect. We rely in part on confidentiality agreements with our employees, consultants, third party contractors, third party collaborators and other advisors to protect our trade secrets and other proprietary information. These agreements generally require that the other party to the agreement keep confidential and not disclose to third parties all confidential information developed by us or made known to the other party by us during the course of the other party’s relationship with us. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. Monitoring unauthorized disclosure is difficult, and we do not know whether the steps we have taken to prevent such disclosure are, or will be, adequate. If we were to seek to pursue a claim that a third party had illegally obtained and was using our trade secrets, it would be expensive and time consuming, and the outcome would be unpredictable. Further, courts outside the United States may be less willing to protect trade secrets. In addition, others may independently discover our trade secrets and proprietary information and therefore be free to use such trade secrets and proprietary information. Costly and time consuming litigation could be necessary to enforce and determine the scope of our proprietary rights. In addition, our trade secrets and proprietary information may be misappropriated as a result of breaches of our electronic or physical security systems in which case we may have no legal recourse. Failure to obtain, or maintain, trade secret protection could enable competitors to use our proprietary information to develop diagnostic tests that compete with our diagnostic tests or cause additional, material adverse effects upon our competitive business position.

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Risks Related to Owning our Common Stock and Other Securities

The price of our common stock may fluctuate substantially.

The market price of our common stock may be subject to wide fluctuation in response to various factors, some of which are beyond our control. Some factors that may cause the market price of our common stock to fluctuate, in addition to the other risks mentioned in this “Risk Factors” section and elsewhere in this prospectus, are:

●	sales of our common stock by our stockholders, executives, and directors;

●	our ability to enter new markets;

●	actual or un-anticipated fluctuations in our annual and quarterly financial results;

●	our ability to obtain financings to continue and expand our commercial activities, expand our manufacturing operations, conduct research and development activities including, but not limited to, human clinical trials, and other business activities;

●	our ability to secure resources and the necessary personnel to continue and expand our commercial activities, develop additional diagnostic tests, conduct clinical trials and gain approval for our diagnostic tests on our desired schedule;

●	commencement, enrollment or results of our clinical trials of our diagnostic tests or any future clinical trials we may conduct;

●	changes in the development status of our diagnostic tests;

●	any delays or adverse developments or perceived adverse developments with respect to review by the FDA or other similar foreign regulatory authorities of our planned clinical trials;

●	any delay in our submission for studies or test approvals or adverse regulatory decisions, including failure to receive regulatory approval for our diagnostic tests;

●	our announcements or our competitors’ announcements regarding new tests, enhancements, significant contracts, acquisitions or strategic investments;

●	failures to meet external expectations or management guidance;

●	changes in our capital structure or dividend policy, including as a result of future issuances of securities and sales of large blocks of common stock by our stockholders;

●	announcements and events surrounding financing efforts, including debt and equity securities;

●	competition from existing technologies and diagnostic tests or new technologies and diagnostic tests that may emerge;

●	announcements of acquisitions, partnerships, collaborations, joint ventures, new diagnostic tests, capital commitments, or other events by us or our competitors;

●	changes in general economic, political and market conditions in any of the regions in which we conduct our business;

●	changes in industry conditions or perceptions;

●	changes in valuations of similar companies or groups of companies;

●	analyst research reports, recommendations and changes in recommendations, price targets and withdrawals of coverage;

●	departures and additions of key personnel;

●	disputes and litigations related to intellectual properties, proprietary rights and contractual obligations;

●	changes in applicable laws, rules, regulations, or accounting practices and other dynamics;

●	actions taken by our principal stockholders and release or expiry of lockup or other transfer restrictions; and

●	other events or factors, many of which may be out of our control.

In addition, if the market for stocks in our industry or industries related to our industry, or the stock market in general, experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition and results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

You may experience immediate and substantial dilution in the book value per share of any common stock you receive in this offering.

The purchase price per share in this offering is substantially higher than the net tangible book value per share of our common stock, and, therefore, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering.

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Future sales and issuances of our common stock or rights to purchase common stock could result in additional dilution of the percentage ownership of our stockholders and could cause our share price to fall.

We expect that significant additional capital will be needed in the future to continue our planned operations, including expanding research and development, funding clinical trials, purchasing of capital equipment, hiring new personnel, commercializing our diagnostic tests, and continuing activities as an operating public company. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

Future sales of our common stock in the public market may cause our stock price to decline and impair our ability to raise future capital through the sale of our equity securities.

There are a substantial number of shares of our common stock held by stockholders who owned shares of our capital stock prior to our initial public offering that may be able to sell in the public market. Sales by such stockholders of a substantial number of shares could significantly reduce the market price of our common stock.

Shares issued by us upon exercise of options granted under our equity plan will be eligible for sale in the public market. If any of these holders cause a large number of securities to be sold in the public market, the sales could reduce the trading price of our common stock. These sales also could impede our ability to raise capital in the future.

“Penny stock” rules may make buying or selling our securities difficult, which may make our stock less liquid and make it harder for investors to buy and sell our securities.

If at any time in the future our shares of common stock are not listed for trading by NASDAQ and begin to trade on an over-the-counter market such as the Over- the-Counter Bulletin Board or any quotation system maintained by OTC Markets, Inc., trading in our securities will be subject to the SEC’s “penny stock” rules and, if we are not listing for trading by NASDAQ, it is anticipated that trading in our securities will continue to be subject to the penny stock rules for the foreseeable future. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by these requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

NASDAQ may delist our common stock from its exchange, which could limit investors’ ability to make transactions in our common stock and subject us to additional trading restrictions.

Should we fail to satisfy the continued listing requirements of the NASDAQ Capital Market, such as the corporate governance requirements or the minimum closing bid price requirement, NASDAQ may take steps to delist our common stock. Such a delisting would likely have a negative effect on the price of our common stock, and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we would take actions to restore our compliance with the NASDAQ Capital Market’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the NASDAQ Capital Market’s minimum bid price requirement or prevent future non-compliance with the NASDAQ Capital Market’s listing requirements.

If the NASDAQ Capital Market does not maintain the listing of our securities for trading on its exchange, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our shares of common stock are “penny stock” which will require brokers trading in our shares of common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares of common stock;

●	a limited amount of news and analyst coverage for our company; and

●	decreased ability to issue additional securities or obtain additional financing in the future.

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Therefore, it may be difficult for our stockholders to sell any shares if they desire or need to sell them.

We do not intend to pay cash dividends on our shares of common stock so any returns will be limited to the value of our shares.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to the increase, if any, of our share price.

We are an “emerging growth company” and will be able to avail ourselves of reduced disclosure requirements applicable to emerging growth companies, which could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Investors may find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission.

We have elected to use the extended transition periods for complying with new or revised accounting standards.

We have elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transaction period provided in Section 7(a)(2)(B). As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

Our management is required to devote substantial time to compliance initiatives.

As a public company, we incur significant legal, accounting and other expenses that we did not incur as a newly formed entity. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the Securities and Exchange Commission, and NASDAQ, have imposed various new requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Our management and other personnel devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations increase our legal and financial compliance costs and make some activities more time consuming and costly. We expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to incur substantial costs to maintain the same or similar coverage.

THE SECURITIES WE MAY OFFER

We may offer shares of common stock, shares of preferred stock or warrants to purchase common stock, preferred stock or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. We may offer up to $25,000,000 of securities under this prospectus. If securities are offered as units, we will describe the terms of the units in a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock presently consists of 180,000,000 shares of common stock, par value $0.001 per share. As of August 13, 2018, we had 12,348,027 shares of common stock outstanding and 379 holders of our common stock. The following is a summary of the terms of our capital stock.

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Common Stock

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of the shareholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably any dividends, as may be declared by the Board of Directors out of funds legally available therefor, subject to the rights of the holders of preferred stock. Upon the liquidation, dissolution or winding up of our company, the holders of common stock are entitled to receive ratably our net assets available after the payment of our debts and other liabilities. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and nonassessable.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “CODX.”

Indemnification of Officers and Directors and Insurance

Our amended and restated articles of incorporation provide for limitation of liability of our directors and for indemnification of our directors and officers to the fullest extent permitted under Utah law. Our directors and officers may be liable for a breach or failure to perform their duties in accordance with Utah law only if their breach or failure to perform constitutes gross negligence, willful misconduct or intentional harm on our company or our shareholders. Our directors may not be personally liable for monetary damages for action taken or failure to take action as a director except in specific instances established by Utah law.

In accordance with Utah law, we may generally indemnify a director or officer against liability incurred in a proceeding if he or she acted in good faith, and believed that his or her conduct was in our best interest and that he or she had no reason to believe his or her conduct was unlawful. We may not indemnify a director or officer if the person was adjudged liable to us or in the event it is adjudicated that the director or officer received an improper personal benefit.

Under Utah law, we will indemnify a director or officer who is successful on the merits or otherwise in defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he or she was a party because he or she is or was a director or an officer, as the case may be, against reasonable expenses incurred by him or her in connection with the proceeding or claim with respect to which he or she has been successful.

We maintain a directors’ and officers’ liability insurance policy which, subject to the limitations and exclusions stated therein, covers our directors and officers for certain actions or inactions they may take or omit to take in their capacities as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The Company maintains general liability insurance that covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons who control the Company, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

These provisions may discourage shareholders from bringing a lawsuit against the Company’s directors for breach of their fiduciary duty, or may have the practical effect in some cases of eliminating the Company’s shareholders’ ability to collect monetary damages from its directors and officers. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without your approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

Our transfer agent and registrar is VStock Transfer Company, Inc. Its telephone number is 1-212-828-8436.

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DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock or preferred stock and may be issued in one or more series. Warrants may be offered independently or together with common stock or preferred stock offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any

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Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus.

While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

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We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

PLAN OF DISTRIBUTION

The selling shareholders may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. If the shares of our common stock are sold through underwriters, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. All selling shareholders who are broker-dealers are deemed to be underwriters. Thereafter, these sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

●	any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	transactions other than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Rule 144 under the Securities Act, which generally permits the resale, subject to various terms and conditions, of restricted securities after they have been held for six months will not immediately apply to our common stock because we were at one time designated as a “shell company” under SEC regulations. Pursuant to Rule 144(i), securities issued by a current or former shell company that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the date on which the issuer filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it ceased being a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the issuer has satisfied certain reporting requirements under the Exchange Act.

The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

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Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of our common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling shareholder. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

In connection with the sale of the shares of our common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of our common stock in the course of hedging in positions they assume. The selling shareholders may also sell shares of our common stock short and deliver shares of our common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge shares of our common stock to broker-dealers that in turn may sell such shares.

The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The selling shareholders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of our common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgees, transferees or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the shares of our common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, such broker-dealers or agents and any profit realized on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of our common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of our common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers. Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of our common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling shareholder will sell any or all of the shares of our common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Each selling shareholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute our common stock. None of the selling shareholders who are affiliates of broker-dealers, other than the initial purchasers in private transactions, purchased the shares of common stock outside of the ordinary course of business or, at the time of the purchase of the common stock, had any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. Except as provided for indemnification of the selling shareholders, we are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling shareholder. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

If we are notified by any selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, we will file a post-effective amendment to the registration statement. If the selling shareholders use this prospectus for any sale of the shares of our common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

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The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling shareholders, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Carmel, Milazzo & DiChiara LLP located in New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Haynie & Company, an independent registered public accounting firm, has audited our consolidated financial statements for the years ended December 31, 2017 and 2016 as set forth in their report dated March 27, 2018 which is incorporated by reference in this prospectus. Our financial statements are incorporated by reference herein in reliance on Haynie & Company and its respective report, given its authority as an expert in accounting and auditing matters.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, together with any amendments and related exhibits, under the Securities Act, with respect to our shares of common stock offered by this prospectus. The registration statement contains additional information about us and our shares of common stock that we are offering in this prospectus. We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports and other information with the SEC. You can read our filings over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C., 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility. In addition, you can find more information about us on our website at http://codiagnostics.com.

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INCORPORATION OF DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The Securities and Exchange Commission permits us to “incorporate by reference” the information contained in documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the Securities and Exchange Commission will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the Securities and Exchange Commission, and incorporate by reference in this prospectus:

●	Annual Report on Form 10-K for the year ended December 31, 2017 filed on March 28, 2018;

●	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018 as filed on May 14, 2018 and Form 10-Q for the quarterly period ended June 30, 2018 as filed on August 10, 2018; and

●	Periodic Report on Form 8-K filed on August 9, 2018.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (801) 278-9769 or by writing to us at the following address:

Co-Diagnostics, Inc

4049 S. Highland Drive

Salt Lake City, Utah 84124

Attn: Dwight H. Egan, President and Chief Executive Officer

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PROSPECTUS SUPPLEMENT

CO-DIAGNOSTICS, INC.

3,448,278 Shares of Common Stock

Exclusive Lead Placement Agent

H.C. Wainwright & Co.

Co-Placement Agent

Maxim Group LLC

January 23, 2020